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                                                                  EXECUTION COPY


                         POOLING AND SERVICING AGREEMENT



                                   Relating to


                    ADVANTA REVOLVING HOME EQUITY LOAN TRUST

                                     1996-A


                                      Among


                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                   as Sponsor,


                           ADVANTA MORTGAGE CORP. USA,
                               as Master Servicer,


                           ADVANTA NATIONAL BANK USA,
                                 as Originator,


                                       and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee



                          Dated as of November 1, 1996



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                                TABLE OF CONTENTS
                         (Not a Part of this Agreement)

                                                                           Page
                                                                           ----

Parties.....................................................................  1
Recitals....................................................................  1

ARTICLE I

                  DEFINITIONS; RULES OF CONSTRUCTION........................  2
         1.1.  Definitions..................................................  2
                         Accepted Servicing Practices.......................  2
                         Accelerated Principal Payments.....................  2
                         Account............................................  2
                         Addition Notice....................................  2
                         Additional Balance.................................  2
                         Additional Mortgage Loans..........................  2
                         Agreement..........................................  2
                         Alternative Principal Payment......................  3
                         AMHC...............................................  3
                         Amortization Period................................  3
                         Amortized Overcollateralization Amount
                             Requirement....................................  3
                         Appraised Value....................................  3
                         Assignment of Mortgage.............................  3
                         Authorized Officer.................................  3
                         Authorized Newspapers..............................  3
                         Available Funds....................................  3
                         Available Funds Shortfall..........................  3
                         Available Subsequent Mortgage Loans................  3
                         Billing Cycle......................................  4
                         Business Day.......................................  4
                         Capitalized Interest Account.......................  4
                         Capitalized Interest Account Deposit...............  4
                         Capitalized Interest Amount........................  4
                         Capitalized Interest Requirement...................  4
                         Capitalized Interest Revolving Period
                             Amount.........................................  4
                         Certificate........................................  4
                         Certificate Account................................  4
                         Certificate Insurance Policy.......................  5
                         Certificate Insurer................................  5
                         Civil Relief Act...................................  5
                         Class A Certificate................................  5
                         Class A Principal Balance..........................  5
                         Class A Formula Rate...............................  5
                         Class A Interest Distribution Amount...............  5
                         Class A Interest Rate..............................  5

                         Closing Day........................................  5
                         Code...............................................  5
                         Combined Loan-to-Value Ratio.......................  5
                         Credit Limit.......................................  6

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                                                                           Page
                                                                           ----

                         Credit Limit Utilization Rate......................  6
                         Credit Line Agreement..............................  6
                         Cut-off Date.......................................  6
                         Cut-Off Date Pool Balance..........................  6
                         Cut-Off Date Principal Balance.....................  6
                         Date-of-Payment Loans..............................  6
                         Debt Service Reduction.............................  6
                         Defective Mortgage Loan............................  6
                         Deficient Valuation................................  7
                         Delinquent.........................................  7
                         Delivery Order.....................................  7
                         Depository.........................................  7
                         Designated Depository Institution..................  7
                         Determination Date.................................  8
                         Direct Participant" or "DTC Participant............  8
                         Document Delivery Requirements.....................  8
                         Draw...............................................  8
                         Draw Period........................................  8
                         Eligible Investments...............................  8
                         Event of Default...................................  8
                         FDIC...............................................  8
                         FHLMC..............................................  9
                         Final Scheduled Payment Date.......................  9
                         First Mortgage Loan................................  9
                         Fixed Allocation Percentage........................  9
                         Floating Allocation Percentage.....................  9
                         Foreclosure Profit.................................  9
                         FNMA...............................................  9
                         Highest Lawful Rate................................  9
                         Increased Senior Lien Limitation...................  9
                         Indemnification Agreement..........................  9
                         Indirect Participant...............................  9
                         Initial Mortgage Loans............................. 10
                         Initial Premium.................................... 10
                         Initial Specified Overcollateralization
                             Amount......................................... 10
                         Insurance Agreement................................ 10
                         Insurance Policy................................... 10
                         Insurance Proceeds................................. 10
                         Insured Payment.................................... 10
                         Interest Accrual Period............................ 10
                         Interest Determination Date........................ 10
                         Interest Remittance Amount......................... 11

                         Invested Amount.................................... 11
                         Late Payment Rate.................................. 11
                         LIBOR.............................................. 11
                         LIBOR Business Day................................. 11
                         Lifetime Rate Cap.................................. 11
                         Liquidated Mortgage Loan........................... 11
                         Liquidation Expenses............................... 11
                         Liquidation Proceeds............................... 12

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                                                                           Page
                                                                           ----

                         Liquidation Report................................. 12
                         Loan Purchase Price................................ 12
                         Loan Rate.......................................... 12
                         Loan Rate Cap...................................... 12
                         London Business Day................................ 12
                         Managed Amortization Period........................ 12
                         Master Servicer.................................... 13
                         Master Servicer Affiliate.......................... 13
                         Master Servicer's Trust Receipt.................... 13
                         Maximum Principal Payment.......................... 13
                         Maximum Step-Down Amount........................... 13
                         Minimum Monthly Payment............................ 13
                         Minimum Originator's Interest...................... 13
                         Monthly Remittance Amount.......................... 13
                         Moody's............................................ 13
                         Mortgage........................................... 13
                         Mortgage Files..................................... 13
                         Mortgage Loan Schedule............................. 13
                         Mortgage Loans..................................... 14
                         Mortgaged Property................................. 14
                         Mortgagor.......................................... 14
                         Net Funds Cap Rate................................. 14
                         Net Funds Cap Carry-Forward Amount................. 14
                         Net Liquidation Proceeds........................... 14
                         Net Monthly Excess Cashflows....................... 15
                         Net Principal Collections.......................... 15
                         Nonrecoverable Advance............................. 15
                         Non-Subordinated Originator's Interest............. 15
                         O/C Mortgage Loans................................. 15
                         Officer's Certificate.............................. 15
                         Operative Documents................................ 15
                         Original Class A Principal Balance................. 15
                         Original Cut-Off Date Pool Balance................. 15
                         Original Pre-Funded Amount......................... 15
                         Original Principal Amount.......................... 15
                         Original Principal Balance......................... 16
                         Originator......................................... 16
                         Originator Certificate............................. 16

                         Originator's Current Amount........................ 16
                         Originator's Interest.............................. 16
                         Outstanding........................................ 16
                         Overcollateralization Amount....................... 17
                         Overcollateralization Release Amount............... 17
                         Overcollateralization Deficiency Amount............ 17
                         Overcollateralization Deficit...................... 17
                         Owner.............................................. 17
                         Payment Date....................................... 17
                         Percentage Interest................................ 17
                         Person............................................. 18
                         Pool Balance....................................... 18
                         Pool Certification................................. 18

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                                                                           Page
                                                                           ----

                         Pool Factor........................................ 18
                         Preference Amount.................................. 18
                         Pre-Funded Amount.................................. 18
                         Pre-Funded Mortgage Loans.......................... 18
                         Pre-Funding Account................................ 18
                         Pre-Funding Earnings............................... 18
                         Pre-Funding Period................................. 18
                         Pre-Funding Transfer Date.......................... 18
                         Premium Amount..................................... 19
                         Premium Percentage................................. 19
                         Prepaid Installment................................ 19
                         Prepayment......................................... 19
                         Prepayment Interest Shortfall...................... 19
                         Preservation Expenses.............................. 19
                         Prime.............................................. 19
                         Principal and Interest Account..................... 19
                         Principal Balance.................................. 20
                         Principal Collections.............................. 20
                         Principal Remittance Amount........................ 20
                         Projected Net Monthly Excess Cashflow.............. 20
                         Prospectus......................................... 20
                         Qualified Replacement Mortgage..................... 21
                         Rapid Amortization Commencement Date............... 21
                         Rapid Amortization Event........................... 21
                         Rapid Amortization Period.......................... 21
                         Realized Loss...................................... 22
                         Record Date........................................ 22
                         Reference Banks.................................... 22
                         Register........................................... 22
                         Registrar.......................................... 22
                         Registration Statement............................. 23
                         Reimbursement Amount............................... 23
                         Relief Act Shortfall............................... 23

                         REO Property....................................... 23
                         Remittance Date.................................... 23
                         Remittance Period.................................. 23
                         Replacement Cut-Off Date........................... 24
                         Representation Letter.............................. 24
                         Revolving Account.................................. 24
                         Revolving Period................................... 24
                         S&P ............................................... 24
                         Schedule of Mortgage Loans......................... 24
                         Scheduled Principal Distribution Amount............ 24
                         Second Mortgage Loan............................... 24
                         Securities Act..................................... 24
                         Senior Lien........................................ 24
                         Servicing Advance.................................. 25
                         Servicing Fee...................................... 25
                         Servicing Fee Rate................................. 25
                         Specified Overcollateralization Amount............. 25
                         Sponsor............................................ 25

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                                                                           Page
                                                                           ----

                         Step-Down Amount................................... 25
                         Subsequent Cut-Off Date............................ 25
                         Subsequent Mortgage Loans.......................... 25
                         Subsequent Transfer Agreement...................... 25
                         Subsequent Transfer Date........................... 25
                         Substitution Amount................................ 26
                         Sub-Servicer....................................... 26
                         Sub-Servicing Agreement............................ 26
                         Telerate Screen Page 3750.......................... 26
                         Termination Fees................................... 26
                         Transaction Documents.............................. 26
                         Transfer Date...................................... 26
                         Transfer Notice Date............................... 26
                         Trust.............................................. 26
                         Trust Collateral Value............................. 26
                         Trust Fund......................................... 27
                         Trustee............................................ 27
                         Trustee's Fee...................................... 27
                         Underwriter........................................ 27
         1.2.  Use of Words and Phrases..................................... 27
         1.3.  Captions; Table of Contents.................................. 27
         1.4.  Opinions  ................................................... 28

ARTICLE II

                  ESTABLISHMENT AND ORGANIZATION OF THE TRUST............... 28
         2.1.  Establishment of the Trust................................... 28
         2.2.  Office....................................................... 28

         2.3.  Purposes and Powers.......................................... 28
         2.4.  Appointment of the Trustee; Declaration of
                         Trust.............................................. 29
         2.5.  Expenses of the Trust........................................ 29
         2.6.  Ownership of the Trust....................................... 29
         2.7.  Situs of the Trust........................................... 29

ARTICLE III

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPONSOR, THE
         ORIGINATOR AND THE MASTER SERVICER................................. 30
         3.1.  Representations and Warranties of the
                         Sponsor and the Originator......................... 30
         3.2.  Representations and Warranties of the Master
                         Servicer........................................... 33
         3.3.  Representations and Warranties of the
                         Originator with Respect to the Mortgage
                         Loans; Retransfer of Certain Mortgage
                         Loans.............................................. 36
         3.4.  Covenants of Originator to Take Certain
                         Actions with Respect to the Mortgage
                         Loans In Certain Situations........................ 44
         3.5.  Conveyance of the Initial Mortgage Loans..................... 46

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                                                                           Page
                                                                           ----

         3.6.  Acceptance by Trustee; Certain Substitutions
                         of Mortgage Loans; Certification by
                         Trustee............................................ 50
         3.7.  Cooperation Procedures....................................... 54
         3.8.  Conveyance of the Subsequent Mortgage Loans.................. 54
         3.9.  Retransfers of Mortgage Loans at Election of
                         Originator......................................... 58

ARTICLE IV

                  ISSUANCE AND SALE OF CERTIFICATES......................... 59
         4.1.  Issuance of Certificates..................................... 59
         4.2.  Sale of Certificates......................................... 59

ARTICLE V

                  CERTIFICATES AND TRANSFER OF INTERESTS.................... 60
         5.1.  Terms........................................................ 60
         5.2.  Forms........................................................ 60
         5.3.  Execution, Authentication and Delivery....................... 61
         5.4.  Registration and Transfer of Certificates.................... 61
         5.5.  Mutilated, Destroyed, Lost or Stolen
                         Certificates....................................... 64

         5.6.  Persons Deemed Owners........................................ 65
         5.7.  Cancellation................................................. 65
         5.8.  Limitation on Transfer of Ownership Rights................... 65
         5.9.  Assignment of Rights......................................... 67
         5.10.  Liabilities................................................. 67

ARTICLE VI

                  COVENANTS................................................. 68
         6.1.  Distributions................................................ 68
         6.2.  Money for Distributions to be Held in Trust;
                         Withholding........................................ 68
         6.3.  Protection of Trust Fund..................................... 69
         6.4.  Performance of Obligations................................... 70
         6.5.  Negative Covenants........................................... 70
         6.6.  No Other Powers.............................................. 71
         6.7.  Limitation of Suits.......................................... 71
         6.8.  Unconditional Rights of Owners to Receive
                         Distributions...................................... 72
         6.9.  Rights and Remedies Cumulative............................... 72
         6.10.  Delay or Omission Not Waiver................................ 73
         6.11.  Control by Owners........................................... 73

ARTICLE VII

                  ACCOUNTS, DISBURSEMENTS AND RELEASES...................... 74
         7.1.  Collection of Money.......................................... 74
         7.2.  Establishment of Accounts.................................... 74

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                                                                           Page
                                                                           ----

         7.3.  The Certificate Insurance Policy............................. 74
         7.4.  Pre-Funding Account and Capitalized Interest
                         Account............................................ 75
         7.5.  Flow of Funds................................................ 76
         7.6.  Investment of Accounts....................................... 79
         7.7.  Eligible Investments......................................... 80
         7.8.  Reports by Trustee........................................... 81
         7.9.  Additional Reports by Trustee................................ 84

ARTICLE VIII

                  SERVICING AND ADMINISTRATION OF MORTGAGE
         LOANS.............................................................. 85
         8.1.  Master Servicer and Sub-Servicers............................ 85
         8.2.  Collection of Certain Mortgage Loan
                         Payments........................................... 90
         8.3.  Sub-Servicing Agreements Between Master
                         Servicer and Sub-Servicers......................... 90

         8.4.  Successor Sub-Servicers...................................... 90
         8.5.  Liability of Master Servicer................................. 91
         8.6.  No Contractual Relationship Between Sub-
                         Servicer and Trustee or the Owners................. 91
         8.7.  Assumption or Termination of Sub-Servicing
                         Agreement by Trustee............................... 91
         8.8.  Principal and Interest Account............................... 92
         8.9.  Servicing Advances........................................... 94
         8.10.  Purchase of Mortgage Loans.................................. 94
         8.11.  Maintenance of Insurance.................................... 94
         8.12.  Due-on-Sale Clauses; Assumption and
                         Substitution Agreements............................ 96
         8.13.  Realization Upon Defaulted Mortgage Loans................... 97
         8.14.  Trustee to Cooperate; Release of Mortgage
                         Files.............................................. 98
         8.15.  Servicing Compensation......................................100
         8.16.  Annual Statement as to Compliance...........................100
         8.17.  Annual Independent Certified Public
                         Accountants' Reports...............................101
         8.18.  Access to Certain Documentation and
                         Information Regarding the Mortgage Loans...........101
         8.19.  Assignment of Agreement.....................................101
         8.20.  Removal of Master Servicer; Resignation of
                         Master Servicer....................................102
         8.21.  Inspections by Certificate Insurer; Errors
                         and Omissions Insurance............................106
         8.22.  Merger, Conversion, Consolidation or
                         Succession to Business of Master
                         Servicer...........................................107
         8.23.  Notices of Material Events..................................107

ARTICLE IX

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                                                                           Page
                                                                           ----

                  TERMINATION OF TRUST......................................108
         9.1.  Termination of Trust.........................................108
         9.2.  Termination Upon Option of Master Servicer...................108
         9.3.  Tax Treatment................................................109
         9.4.  Rapid Amortization Events....................................109
         9.5.  Additional Rights Upon the Occurrence of
                         Certain Events.....................................111
         9.6.  Disposition of Proceeds......................................113
         9.7.  Netting of Amounts...........................................113

ARTICLE X

                  THE TRUSTEE...............................................113
         10.1.  Certain Duties and Responsibilities.........................113

         10.2.  Removal of Trustee for Cause................................115
         10.3.  Certain Rights of the Trustee...............................116
         10.4.  Not Responsible for Recitals or Issuance of
                         Certificates.......................................118
         10.5.  May Hold Certificates.......................................118
         10.6.  Money Held in Trust.........................................118
         10.7.  No Lien for Fees............................................118
         10.8.  Corporate Trustee Required; Eligibility.....................118
         10.9.  Resignation and Removal; Appointment of
                         Successor..........................................119
         10.10.  Acceptance of Appointment by Successor
                         Trustee............................................120
         10.11.  Merger, Conversion, Consolidation or
                         Succession to Business of the Trustee..............121
         10.12.  Reporting; Withholding.....................................121
         10.13.  Liability of the Trustee...................................122
         10.14.  Appointment of Co-Trustee or Separate
                         Trustee............................................122

ARTICLE XI

                  MISCELLANEOUS.............................................124
         11.1.  Compliance Certificates and Opinions........................124
         11.2.  Form of Documents Delivered to the Trustee..................125
         11.3.  Acts of Owners..............................................126
         11.4.  Notices, etc. to Trustee....................................126
         11.5.  Notices and Reports to Owners; Waiver of
                         Notices............................................127
         11.6.  Rules by Trustee and Originator.............................127
         11.7.  Successors and Assigns......................................127
         11.8.  Severability................................................127
         11.9.  Benefits of Agreement.......................................128
         11.10.  Legal Holidays.............................................128
         11.11.  Governing Law..............................................128
         11.12.  Counterparts...............................................128
         11.13.  Usury   ...................................................128
         11.14.  Amendment..................................................129

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                                                                           Page
                                                                           ----

         11.15.  Acceptance of Obligations..................................130
         11.16.  The Certificate Insurer....................................130
         11.17.  Maintenance of Records.....................................130
         11.18.  Notices ...................................................130

SCHEDULE I             --     Schedules of Mortgage Loans

EXHIBIT A-1            --     Form of Class A Certificate
EXHIBIT A-2            --     Form of Originator Certificate

EXHIBIT B              --     Contents of Advanta Mortgage Files
EXHIBIT C              --     Form of Credit Line Agreement
EXHIBIT D              --     Form of Certificate Re:  Mortgage Loans
                              Prepaid in full After the Initial Cut-Off
                              Date
EXHIBIT E              --     Form of Trustee's Receipt
EXHIBIT F              --     Form of Pool Certification
EXHIBIT G              --     Form of Delivery Order
EXHIBIT H              --     Power of Attorney
EXHIBIT I              --     Form of Notice for Certificate Insurance
                              Policy
EXHIBIT J              --     Form of Monthly Report
EXHIBIT K              --     Form of Master Servicer's Trust Receipt
EXHIBIT L              --     Subsequent Transfer Agreement
EXHIBIT M              --     Form of Liquidation Report
EXHIBIT N              --     Form of Addition Notice
EXHIBIT O              --     Assignment

                       POOLING AND SERVICING AGREEMENT, relating to ADVANTA REVOLVING HOME EQUITY LOAN TRUST 1996-A, dated as of November 1, 1996, by and among ADVANTA MORTGAGE CONDUIT SERVICES, INC., a Delaware corporation, in its capacity as Sponsor of the Trust (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), ADVANTA NATIONAL BANK USA, in its capacity as Originator (the "Originator"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as trustee (the "Trustee").

                       WHEREAS, the Sponsor wishes to establish a trust, which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

                       WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

                       WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

                       WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of Trustee hereunder; and

                       WHEREAS, MBIA Insurance Corporation, Inc. (the "Certificate Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

                       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer, the Originator and the Trustee hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

                       Section 1.1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

                       "Accepted Servicing Practices" shall mean the Master Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and will give due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Master Servicer.

                       "Accelerated Principal Payments": With respect to any Payment Date, a payment of Excess Cashflow received as a payment of principal by the Owners of the Class A Certificates, for the purpose of increasing the Overcollateralization Amount to the Specified Overcollateralization Amount applicable to such Payment Date; during the Revolving Period such Accelerated Principal Payments shall only occur if the amount then on deposit in the Revolving Account is in excess of $3,000,000.

                       "Account": Any account established in accordance with
Section 7.2 or 8.8 hereof.

                       "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 3.8(b) of this Agreement, notice, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Originator's designation of Subsequent Mortgage Loans to be sold to the Trust and the aggregate Principal Balance of such Subsequent Mortgage Loans.

                       "Additional Balance": As to any Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to Section 3.5.

                       "Additional Mortgage Loans": Subsequent Mortgage Loans assigned to the Trust in consideration of amounts released to the Originator pursuant to Section 7.5(b)(vii) hereof.

                       "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

                       "Alternative Principal Payment": As to any Payment Date, the amount (but not less than zero) equal to Net Principal Collections for such Payment Date.


                       "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Mortgage Conduit Services, Inc.

                       "Amortization Period": The Rapid Amortization Period, together with the Managed Amortization Period.

                       "Amortized Overcollateralization Amount Requirement": As defined in the Insurance Agreement.

                       "Appraised Value": As to any Mortgaged Property, the value established by a drive by inspection or a full appraisal of such Mortgaged Property in order to establish compliance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by such Mortgaged Property.

                       "Assignment of Mortgage": With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the recordation of the sale of the Mortgage to the Trustee for the benefit of the Owners.

                       "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Trustee, the Originator, the Master Servicer and the Sponsor, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Closing Day.

                       "Authorized Newspapers": Any of the following, The Wall Street Journal, the New York Times, the Washington Post, the Los Angeles Times or such other newspaper determined by the Trustee in its judgment with respect to Section 9.5.

                       "Available Funds": As defined in Section 7.3(a) hereof.

                       "Available Funds Shortfall": As defined in Section 7.3(b) hereof.

                       "Available Subsequent Mortgage Loans": With respect to any Payment Date, all Mortgage Loans delivered to the Trustee on all Subsequent Transfer Dates occurring during the calendar month in which such Payment Date occurs which meet all requirements applicable to Subsequent Mortgage Loans.

                       "Billing Cycle": With respect to any Mortgage Loan and Remittance Period, the billing period specified in the related Credit Line Agreement and with respect to which amounts billed are received during such Remittance Period.


                       "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                       "Capitalized Interest Account": The Capitalized Interest Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

                       "Capitalized Interest Account Deposit": $308,475.73.

                       "Capitalized Interest Amount": With respect to any Determination Date, the amount on deposit in the Capitalized Interest Account.

                       "Capitalized Interest Requirement": As to any Payment Date occurring during the Pre-Funding Period and the Revolving Period, the difference, if any, between (x) the interest due on the Class A Certificates plus the Premium Amount on such Payment Date and (y) the sum of (i) one month's interest on the aggregate Principal Balances of all Mortgage Loans as of the close of business on the last day of the immediately preceding Remittance Period, calculated at the Class A Interest Rate plus the Premium Amount as of such Payment Date and (ii) any Pre-Funding Earnings to be transferred to the Certificate Account on such Payment Date pursuant to Section 7.4(d) hereof.

                       "Capitalized Interest Revolving Period Amount": With respect to any Distribution Date which occurs during the Revolving Period but after the end of the Pre-Funding Period, the product of (x) one-twelfth of the Class A Interest Rate applicable to the following Distribution Date, (y) $3,000,000 and (z) the maximum number of months remaining in the Revolving Period.

                       "Certificate": A Class A Certificate.

                       "Certificate Account": The Certificate Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

                       "Certificate Insurance Policy": The certificate guaranty insurance policy dated November 22, 1996, issued by the Certificate Insurer to the Trustee for the benefit of the Owners of the Certificates.

                       "Certificate Insurer": MBIA Insurance Corporation, Inc. or any successor thereto, as issuer of the Insurance Policy.

                       "Civil Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                       "Class A Certificate": Any Certificate designated as a "Class A Certificate" on the face thereof, in the form of Exhibit A-1 hereto. The Class A Certificates shall be issued with an initial aggregate Class A Principal Balance equal to the Original Class A Principal Balance therefor.

                       "Class A Principal Balance": As of any time of determination, the Original Class A Principal Balance of the Class A Certificates less any amounts actually distributed theretofore as principal thereon to the Owners of the Class A Certificates on all prior Payment Dates.

                       "Class A Formula Rate": For any Interest Accrual Period, the sum of (i) LIBOR and (ii) 0.23%.

                       "Class A Interest Distribution Amount": With respect to any Payment Date, the product of (x) one-twelfth of the Class A
Pass-Through Rate applicable to such Payment Date and (y) the Class A Principal Balance immediately prior to such Payment Date (based on a 360-day year and the actual number of days in the prior calendar month).

                       "Class A Interest Rate": As to any Payment Date, the lesser of (i) the Class A Formula Rate and (ii) the Net Funds Cap
Rate.

                       "Closing Day": November 22, 1996.

                       "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

                       "Combined Loan-to-Value Ratio": With respect to any Mortgage Loan as of any date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of execution of the related Credit Line Agreement (or as of any subsequent date, if any, as of which such outstanding principal balance may be determined in connection with an increase in the Credit Limit for such Mortgage Loan) of any mortgage loan or mortgage loans that are senior in priority to the Mortgage Loan and which is secured by the same Mortgaged Property and the denominator of which is the lesser of (i) the Appraised Value of the related Mortgaged Property as set forth in the Mortgage File on such date of execution or on such subsequent date, if any, and (ii) in the case of a Mortgaged Property purchased within one year of such date of execution, the purchase price thereof.

                       "Credit Limit": As to any Mortgage Loan, the maximum principal balance permitted under the terms of the related Credit Line Agreement.

                       "Credit Limit Utilization Rate": As to any Mortgage Loan, the percentage equivalent of a fraction the numerator of which is the Principal Balance for such Mortgage Loan and the denominator of which is the related Credit Limit.


                       "Credit Line Agreement": With respect to any Mortgage Loan, the related home equity line of credit agreement and promissory note executed by the related Mortgagor and any amendment or modification thereof.

                       "Cut-off Date": With respect to each Initial Mortgage Loan, the Initial Cut-Off Date. With respect to any Subsequent Mortgage
Loan, the Subsequent Cut-Off Date related to such Subsequent Mortgage Loan. With respect to each Qualified Replacement Mortgage, the Replacement Cut-off Date related to such Qualified Replacement Mortgage.

                       "Cut-Off Date Pool Balance": The aggregate Principal Balances of all the Mortgage Loans as of the related Cut-Off Date; as of the Initial Cut-Off Date, $38,501,016.94.

                       "Cut-Off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the related Cut-Off Date.

                       "Date-of-Payment Loans": Any Mortgage Loan as to which, pursuant to the Credit Line Agreement relating thereto, interest is computed and charged to the Mortgagor at the rate on the outstanding principal balance of such Credit Line Agreement based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

                       "Debt Service Reduction": With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Minimum
Monthly Payment due on such Mortgage Loan.

                       "Defective Mortgage Loan": A Mortgage Loan determined not to satisfy the criteria set forth in this Agreement.

                       "Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

                       "Deficiency Amount": For any Payment Date, any shortfalls in amounts available in the Certificate Account to pay, in full on such Payment Date, (i) the Class A Interest Distribution Amount (excluding any Net Funds Cap Carry-Forward Amounts, any Prepayment Interest Shortfalls and any Relief Act Shortfalls) and (ii) the Overcollateralization Deficit, plus, on the Final Scheduled Payment Date, any shortfall in amounts available in the Certificate Account to pay outstanding Class A Principal Balance.

                       "Delinquent": A Mortgage Loan is "delinquent" if any

payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                       "Delivery Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Originator to the Trustee on the Closing Day pursuant to Section 4.1 hereof.

                       "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

                       "Designated Depository Institution": With respect to the Principal and Interest Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated (x) A or better by S&P and (y) A2 or better by Moody's and in one of the two highest short-term rating categories, unless otherwise approved in writing by the Certificate Insurer and each of Moody's and S&P, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws,
(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, Moody's and S&P and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, the Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's if such institution has trust powers and the Principal and Interest Account is held by such institution in its trust capacity and not in its commercial capacity.

                       "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date or such earlier day as shall be agreed by the Certificate Insurer and Trustee.

                       "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds the Class A Certificates from time to time as a securities depository.


                       "Document Delivery Requirements": The
Originator's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans upon certain conditions as set forth in Section 3.5 hereof.

                       "Draw": With respect to any Mortgage Loan, an additional borrowing by the Mortgagor subsequent to the related Cut-Off Date in accordance with the related Credit Line Agreement.

                       "Draw Period": With respect to any Mortgage Loan, the period of time specified in the related Credit Line Agreement whereby a Mortgagor may make a Draw under the related Credit Line Agreement, not to exceed three years unless extended pursuant to such Credit Line Agreement.

                       "Eligible Investments": Those investments so designated pursuant to Section 7.7 hereof.

                       "Event of Default": Any event described in clauses (a) or
(b) of Section 8.20 hereof.

                       "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

                       "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                       "Final Scheduled Payment Date": The Payment Date in December, 2021 whereby the Owners of the Class A Certificates shall be entitled to receive a payment of principal in an amount equal to the outstanding Class A Principal Balance. The Final Scheduled Payment Date is the date which is one year after the date which is the latest possible maturity date of a Mortgage Loan which amortizes according to its terms.

                       "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Mortgaged Property.

                       "Fixed Allocation Percentage": 98%.

                       "Floating Allocation Percentage": The percentage equivalent of a fraction, the numerator of which shall be the Invested Amount as of such Payment Date and the denominator of which is the Trust Collateral Value as of such Payment Date.

                       "Foreclosure Profit": With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

                       "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                       "Highest Lawful Rate": As defined in Section 11.13.

                       "Increased Senior Lien Limitation": As defined in Section 3.6(c).

                       "Indemnification Agreement": The Indemnification Agreement dated as of November 22, 1996 among the Originator, the Certificate Insurer and the Underwriter.

                       "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in the Class A Certificates.

                       "Initial Cut-Off Date": With respect to each Initial Mortgage Loans, the opening of business on November 1, 1996.

                       "Initial Mortgage Loans": Mortgage Loans delivered by the Originator to the Trust on the Closing Day.

                       "Initial Premium": The initial premium payable by the Originator on behalf of the Trust to the Certificate Insurer in consideration of the delivery to the Trustee of the Certificate Insurance Policy.

                       "Initial Specified Overcollateralization Amount": As defined in the Insurance Agreement.

                       "Insurance Agreement": The Insurance Agreement dated as of November 22, 1996 among the Sponsor, the Originator, the Master
Servicer, the Trustee and the Certificate Insurer, as it may be amended from time to time.

                       "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

                       "Insurance Proceeds": Proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to the last sentence of the first paragraph of Section 8.11(b), or the penultimate sentence of Section 8.11(c), net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

                       "Insured Payment": (i) As of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

                       "Interest Accrual Period": With respect to the Class A Certificates, the period commencing on the prior Payment Date (or on the Closing Date with respect to the December 26, 1996 Payment Date) and ending on the day immediately preceding such Payment Date.

                       "Interest Determination Date": With respect to any Interest Accrual Period for the Class A Certificates
(other than the initial Interest Accrual Period), the second

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

London Business Day preceding such first day of such Interest Accrual Period.

                       "Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans, except that with respect to Prepaid Installments, interest shall be remitted in the related Remittance Period.

                       "Invested Amount": The excess of (x) the Trust Collateral Value over (y) the Non-Subordinated Originator's Interest.

                       "Late Payment Rate": For any Payment Date, the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

                       "LIBOR": With respect to any Interest Accrual Period for the Class A Certificates, the rate determined by the Trustee on the related Interest Determination Date appearing on the Telerate Screen Page 3750, as of 11:00 AM, London Time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Trustee), the rate will be the Reference Bank Rate.

                       "LIBOR Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

                       "Lifetime Rate Cap": With respect to each Mortgage Loan with respect to which the related Credit Line Agreement provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of the related Credit Line Agreement, as set forth on Exhibit C hereto.

                       "Liquidated Mortgage Loan": As defined in Section 8.13(b) hereof. A Mortgage Loan which is purchased from the Trust pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof is not a "Liquidated Mortgage Loan".

                       "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-Servicer pursuant to Section 8.9 with respect to the related Mortgage Loan.

                       "Liquidation Proceeds": With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy but excluding any amounts drawn on the Certificate Insurance Policy) recovered by the Master Servicer in connection with such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

                       "Liquidation Report": As set forth in Exhibit M.

                       "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof, an amount equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Principal Balance thereof as of the beginning of the preceding Remittance Period computed at the Loan Rate, if any, together with, without duplication, the aggregate amount of (i) all delinquent interest, all Servicing Advances theretofore made with respect to such Mortgage Loan and not subsequently recovered from the related Mortgage Loan and (ii) any Reimbursement Amount relating to such Mortgage Loan.

                       "Loan Rate": With respect to any Mortgage Loan and as of any day, the per annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Principal Balance of such Mortgage Loan.

                       "Loan Rate Cap": With respect to each Mortgage Loan, the lesser of (i) the Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

                       "London Business Day": A day on which banks are open for

dealing in foreign currency, and exchange in London and New York City.

                       "Managed Amortization Period": The Period commencing on the Payment Date after which the Revolving Period ends, and ending on the earlier to occur of (x) the November, 1999 Payment Date and (y) the Payment Date which immediately precedes the occurrence of a Rapid Amortization
Event.

                       "Margin": With respect to each Mortgage Loan with an adjustable rate, the fixed percentage amount set forth in the related Credit Line Agreement which amount is added to Prime in accordance with the terms of the related Credit Line Agreement to determine, on each Interest Determination Date, the Coupon Rate for such Mortgage Loan, subject to any maximum.

                       "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

                       "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans.

                       "Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth as Exhibit K hereto.

                       "Maximum Principal Payment": With respect to any Payment Date, the Fixed Allocation Percentage of the Principal Collections relating to such Payment Date.

                       "Maximum Step-Down Amount": As of any Payment Date, the excess of (i) the aggregate, cumulative amount of Overcollateralization Release Amounts for such current, and all prior, Payment Dates over (ii) the aggregate, cumulative amount of all Step-Down Amounts for all prior Payment Dates.

                       "Minimum Monthly Payment": With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in that month.

                       "Minimum Originator's Interest": With respect to any date, an amount equal to 2% of the Trust Collateral Value.

                       "Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Interest Remittance Amount for such Remittance Date and (ii) the Principal Remittance Amount for such Remittance Date.

                       "Moody's":  Moody's Investors Service, Inc.

                       "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on an estate in fee simple interest in real property securing a Credit Line Agreement.

                       "Mortgage Files": For each Mortgage Loan, the items listed as (a), (b), (c), (d), (e) and (f) on Exhibit B hereto.

                       "Mortgage Loan Schedule": A schedule of Mortgage Loans transferred to the Trust, attached hereto as Schedule II, as it may be further supplemented in connection with subsequent transfers of Subsequent Mortgage

Loans.

                       "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.5(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is REO Property prior to such Mortgaged Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Originator, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement. The term "Mortgage Loan" includes the terms "Initial Mortgage Loan," and "Subsequent Mortgage Loan".

                       "Mortgaged Property": The underlying property securing a Mortgage Loan.

                       "Mortgagor": The obligor on a Credit Line Agreement.

                       "Net Funds Cap Rate": For any Interest Accrual Period, the fraction, expressed as an annual percentage rate, the numerator of which is twelve times the interest due on the Mortgage Loans during the prior Remittance Period, net of the amount of Prepayment Interest Shortfalls, Relief Act Shortfalls, Servicing Fee, Trustee's Fee and Premium Amount for the related Remittance Period and the denominator of which is the Trust Collateral Value immediately prior to the related Payment Date less, commencing on the thirteenth Payment Date, 0.50%.

                       "Net Funds Cap Carry-Forward Amount": In the event that, on any Payment Date, the Net Funds Cap Rate is less than the Class A Formula Rate (i.e., the Class A Pass-Through Rate equals the Net Funds Cap Rate), the excess of the amount of interest due based on the Class A Formula Rate, over the interest due based on the Net Funds Cap Rate, together with interest thereon at the then-applicable Class A Formula Rate.

                       "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan be less than zero.

                       "Net Monthly Excess Cashflows": With respect to any Payment Date, the amount of Available Funds remaining after the allocations described in clauses (i) through (ix) of Section 7.5(b).


                       "Net Principal Collections": With respect to any Payment Date, the excess of (x) Principal Collections with respect to the related Remittance Period over (y) the aggregate principal amount of all Additional Balances arising during such related Remittance Period; provided that in no event will Net Principal Collections be less than zero with respect to any Payment Date.

                       "Nonrecoverable Advance" shall mean, with respect to any Mortgage Loan, any Servicing Advance previously made and not reimbursed pursuant to Section 8.9 which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee, would not be ultimately recoverable.

                       "Non-Subordinated Originator's Interest": As of any date of determination, that portion of the Originator's Interest which is not represented by the Specified Overcollateralization Amount as of such date.

                       "O/C Mortgage Loans": Subsequent Mortgage Loans assigned to the Trust in consideration of and (x) a corresponding increase in the Originator's Interest and (y) amounts released to the Originator pursuant to
Section 7.5(b)(x) hereof .

                       "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

                       "Operative Documents": Collectively, this Agreement, the Subsequent Transfer Agreements, the Certificate Insurance Policy, the Certificates, the Indemnification Agreement and the Insurance Agreement.

                       "Original Class A Principal Balance": $50,000,000.

                       "Original Cut-Off Date Pool Balance": The Pool Balance calculated as of the Initial Cut-Off Date.

                       "Original Pre-Funded Amount": The amount deposited in the Pre-Funding Account on the Closing Day, from the proceeds of the sale of the Class A Certificates, which amount is $12,519,391.22.

                       "Original Principal Amount": With respect to any particular Class A Certificate, an amount equal to the product of (i) the Percentage Interest of such Class A Certificate and (ii) the Original Class A Principal Balance.

                       "Original Principal Balance": With respect to each Credit Line Agreement, the principal amount of such Credit Line Agreement or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

                       "Originator": Advanta National Bank, USA.


                       "Originator Certificate": Any certificate designated as an "Originator Certificate" on the face thereof, in the form of Exhibit A-2 hereto.

                       "Originator's Current Amount": On any Payment Date the sum of (I) the product of (x) 100% minus the Floating Allocation Percentage for such Payment Date; (y) Interest Collections for such Payment Date and (z) a fraction equal to the Non-Subordinated Originator's Interest divided by the Originator's Interest plus (II) the product of (x) the difference between (i) during the Managed Amortization Period, the Net Principal Collections on the Mortgage Loans received during the related Remittance Period, and during the Rapid Amortization Period, the Principal Collections on the Mortgage Loans received during the related Remittance Period, and (ii) during the Managed Amortization Period, the lesser of the Alternative Principal Payment and the Maximum Principal Payment for such Payment Date, and during the Rapid Amortization Period, the Maximum Principal Payment for such Payment Date and (y) a fraction, equal to the Non-Subordinated Originator's Interest divided by the Originator's Interest.

                       "Originator's Interest": As of any Payment Date, is the excess, if any, of (x) the Trust Collateral Value as of such Payment Date over
(y) the Class A Principal Balance as of such Payment Date (after taking into account reductions therein on such Payment Date).

                       "Outstanding": With respect to all Certificates, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                             (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

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

                            (ii) Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

                            (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

                            (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.5 hereof.

                   "Overcollateralization Amount": As of any Payment Date, the lesser of (x) the Originator's Interest as of such date and (y) the Specified Overcollateralization Amount for such Payment Date.


                   "Overcollateralization Release Amount": With respect to any Payment Date on which the Originator's Interest is greater than the Specified Overcollateralization Amount, if the Specified Overcollateralization Amount is reduced, the corresponding increase in the Non-Subordinated Originator's Interest which shall be equal to the reduction in the Specified Overcollateralization Amount.

                   "Overcollateralization Deficiency Amount": With respect to any Payment Date, the difference, if any, between (i) the Specified Overcollateralization Amount applicable to such Payment Date and (ii) the Overcollateralization Amount applicable to such Payment Date.

                   "Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (i) the aggregate Class A Principal Balance, after taking into account the payment to the Owners of the Class A Certificates of all principal from sources other than the Certificate Insurance Policy on such Payment Date, exceeds (ii) the excess of (x) the Trust Collateral Value as of such Payment Date over (y) the Non-Subordinated Originator's Interest as of such Payment Date.

                   "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.6 other than the Master Servicer or any affiliate thereof.

                   "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month, commencing in the month following the Closing Day or, if such day is not a Business Day, then on the succeeding Business Day.

                   "Percentage Interest": As to any Class A Certificate, that percentage, expressed as a fraction, the numerator of which is the Class A Principal Balance of such Certificate as of the related Cut-Off Date and the denominator of which is the Original Class A Principal Balance of all Class A Certificates of the same Class; and as to any Originator Certificate, that Percentage Interest set forth on such Originator Certificate.

                   "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                   "Pool Balance": With respect to any date, the Principal Balances of the Mortgage Loans as of such date.

                   "Pool Certification": As defined in Exhibit F attached hereto.

                   "Pool Factor": A seven-digit decimal which the Trustee shall compute monthly expressing the Class A Principal Balance as of each Payment Date

(after giving effect to any distribution of principal on such Payment Date) as a proportion of the Original Class A Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. Thereafter, the Pool Factor shall decline to reflect reductions in the related Class A Principal Balance resulting from distributions of principal to the Class A Certificates.

                   "Preference Amount": As defined in the Certificate Insurance Policy.

                   "Pre-Funded Amount": With respect to any Determination Date, the amount on deposit in the Pre-Funding Account.

                   "Pre-Funded Mortgage Loans": Subsequent Mortgage Loans assigned to the Trust in consideration of amounts released to the Originator from the Pre-Funding Account.

                   "Pre-Funding Account": The Pre-Funding Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

                   "Pre-Funding Earnings": With respect to any Payment Date, the actual investment earnings then on deposit in the Pre-Funding Account.

                   "Pre-Funding Period": The period commencing on the Closing Day and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, (ii) the date on which a Rapid Amortization Event occurs and
(iii) the February 1997 Payment Date.

                   "Pre-Funding Transfer Date": Any Subsequent Transfer Date on which Pre-Funded Mortgage Loans are assigned to the Trust.

                   "Premium Amount": As to any Payment Date, the product of (x) one-twelfth of the Premium Percentage and (y) the Class A Principal Balance on such Payment Date (before taking into account any distributions of the Scheduled Principal Distribution Amount to be made on such Payment Date).

                   "Premium Percentage": As defined in the Insurance Agreement.

                   "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

                   "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.


                   "Prepayment Interest Shortfall": With respect to any Remittance Period, for each Mortgage Loan that was the subject during the related Remittance Period of a Prepayment, an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan as of the first day of such Remittance Period at a per annum rate equal to the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus the Servicing Fee over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Prepayment less the Servicing Fee for such Mortgage Loan in such month.

                   "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

                   "Prime": The Prime rate of interest charged from time to time as set forth in the related Credit Line Agreement.

                   "Principal and Interest Account": Collectively, each principal and interest account created by the Master Servicer or any Sub-Servicer pursuant to Section 8.8(a) hereof, or pursuant to any Sub-Servicing Agreement.

                   "Principal Balance": As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any date, the related Cut-Off Date Principal Balance, plus (i) any Additional Balance in respect of such Mortgage Loan, minus
(ii) all collections credited as principal against the Principal Balance of any such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance of zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan and at all times thereafter.

                   "Principal Collections": As to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting principal (including, but not limited to, any portion of Insurance Proceeds or Net Liquidation Proceeds allocable to principal of the applicable Mortgage Loan, but excluding Foreclosure Profits) collected by the Master Servicer under the Mortgage Loans during the related Remittance Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal or interest.

                   "Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans during the related Remittance Period,
(ii) the Principal Balance of each such Mortgage Loan that either was repurchased by the Originator or purchased by the Master Servicer on such

Remittance Date, to the extent such Principal Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts delivered by the Originator in connection with a substitution of a Mortgage Loan, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, and (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such

Mortgage Loans during the related Remittance Period (to the extent such Liquidation Proceeds related to principal).

                   "Projected Net Monthly Excess Cashflow": As of any date of calculation, three times the Net Monthly Excess Cashflow as calculated on the Payment Date immediately preceding such date of calculation.

                   "Prospectus": That certain Prospectus dated September 6, 1996, naming Advanta Mortgage Conduit Services, Inc. and Advanta Mortgage Corp. USA as registrants and describing certain mortgage loan asset-backed securities to be issued from time to time as described in related Prospectus Supplements.

                   "Prospectus Supplement": That certain Prospectus Supplement dated November 15, 1996, describing the Class A Certificates issued by the Trust.

                   "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.3, 3.4 or 3.6(b) hereof, which (i) bears a variable rate of interest, (ii) has a Loan Rate at least equal to the Loan Rate of the Mortgage Loan being replaced, (which shall mean a Mortgage Loan having the same interest rate index, a margin over such index and a maximum interest rate at least equal to those applicable to the Mortgage Loan being replaced),
(iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification (determined in accordance with the Originators' credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than the Payment Date occurring in December 2020, (vi) has a Combined Loan-to-Value Ratio as of the Initial Cut-Off Date or Subsequent Cut-Off Date, as applicable, no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vii) has a Principal Balance as of the related Replacement Cut-Off Date equal to or less than the Principal Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (viii) is in the same lien position or better. Except with respect to clause (vi) above, in the event that one or more mortgage loans are proposed to be substituted for one or more mortgage loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer.

                   "Rapid Amortization Commencement Date": The earlier of (i) the Payment Date in December, 1999, and (ii) the Payment Date next succeeding the Remittance Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 9.4.

                   "Rapid Amortization Event": As defined in Section 9.4.

                   "Rapid Amortization Period": The period which follows the earlier to occur of (x) the end of the Managed Amortization Period and (y) the occurrence of a Rapid Amortization Event. If a Rapid Amortization Event occurs during the Revolving Period, the Rapid Amortization Period will commence immediately, and the Class A Certificates shall never have a Managed Amortization Period.

                   "Realized Loss": As to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

                   "Record Date": With respect to each Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

                   "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Originator or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

                   "Reference Bank Rate" shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Class A Certificates then outstanding. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Class A Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date.

                   "Register": The register maintained by the Trustee in accordance with Section 5.4 hereof, in which the names of the Owners are set forth.

                   "Registrar": The Trustee, acting in its capacity as Trustee appointed pursuant to Section 5.4 hereof, or any duly appointed and eligible successor thereto.

                   "Registration Statement": The Registration Statement filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus and the Prospectus Supplement relating to the Class A Certificates constituting a part thereof.

                   "Reimbursement Amount": As of any Payment Date, the sum of
(x)(i) all payments made pursuant to the Certificate Insurance Policy previously received by the Trustee and all Preference Amounts previously paid to the Trustee by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Section 7.5(b)(ix) hereof plus (ii) interest accrued on each such payment made pursuant to the Certificate Insurance Policy not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related payment made pursuant to the Certificate Insurance Policy and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Originator of the amount of any Reimbursement Amount.

                   "Relief Act Shortfall": With respect to any Remittance Period, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Remittance Period as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (ii) the sum of (a) one month's interest on the Principal Balance of such Mortgage Loan at the rate equal to the sum of the Class A Interest Rate, the rate at which the Trustee's Fee is calculated and the Premium Percentage, plus (b) the aggregate Servicing Fee for such Mortgage Loan payable to the Master Servicer in such calendar month.

                   "REO Property": A Mortgaged Property acquired by the Master Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                   "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Principal and Interest Account to the Trustee, which shall be the 18th day or, if such day is not a Business Day, the next preceding Business Day, of each month, commencing in the month following the month in which the Closing Day occurs.


                   "Remittance Period": As to any Payment Date, the calendar month preceding the month of such Payment Date.

                   "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

                   "Representation Letter" shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

                   "Revolving Account": The Revolving Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

                   "Revolving Period": The period commencing on the Closing Day and ending on the earliest to occur of (i) the Payment Date in November, 1997,
(ii) the Payment Date prior to the commencement of the Rapid Amortization Period and (iii) the first Payment Date on which Additional Mortgage Loans having an aggregate, cumulative Principal Balance (calculated as of the related subsequent Transfer Dates) equal to $10,204,081.63 have been assigned to the Trust.

                   "S&P": Standard & Poor's Rating Group, a division of The McGraw Hill Companies.

                   "Schedule of Mortgage Loans": The Schedule of Mortgage Loans, attached hereto as Schedule II, as it may be further supplemented in connection with Subsequent Transfers.

                   "Scheduled Principal Distribution Amount": On any Payment Date during the Managed Amortization Period, the excess (but in no event less than zero) of (x) the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment over (y) the Step-Down Amount, if any, with respect to such Payment Date. Beginning with the first Payment Date in the Rapid Amortization Period, the excess of (x) the Maximum Principal Payment over (y) the Step-Down Amount, if any, with respect to such Payment Date.

                   "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Mortgaged Property.

                   "Securities Act": The Securities Act of 1933, as amended.

                   "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien; and with respect to any Third Mortgage Loan, the mortgage loans relating to the corresponding Mortgaged Property having first and second priority liens.

                   "Servicing Advance": As defined in Section 8.9 and Section
8.13 hereof.


                   "Servicing Fee": With respect to any Payment Date, the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the aggregate Principal Balance of the Mortgage Loans on the first day of the Remittance Period preceding such Payment Date (or at the Cut-Off Date with respect to the first Payment Date).

                   "Servicing Fee Rate": 0.50% per annum.

                   "Specified Overcollateralization Amount": As defined in the Insurance Agreement.

                   "Sponsor": Advanta Mortgage Conduit Services, Inc., a Delaware Corporation.

                   "Step-Down Amount": As of any Payment Date, the lesser of (x) the Maximum Step-Down Amount for such Payment Date and (y) the Maximum Principal Payment or the Alternative Principal Payment, as applicable to such Payment Date; provided, that for any Payment Date on which the Specified Overcollateralization Amount exceeds the Overcollateralization Amount, the Step-Down Amount shall be reduced (but not below zero) by the amount of any such excess.

                   "Subsequent Cut-Off Date": With respect to any Subsequent Mortgage Loan, the opening of business on the first day of the calendar month in which the related Subsequent Transfer Date occurs.

                   "Subsequent Mortgage Loans": The Mortgage Loans assigned to the Trust pursuant to Section 3.8 of the Agreement, which shall be listed on the Schedule of Mortgage Loans attached to the Subsequent Transfer Agreement. The term "Subsequent Mortgage Loan" includes the terms "Pre-Funded Mortgage Loan", "Additional Mortgage Loan" and "O/C Mortgage Loan".

                   "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee and the Originator substantially in the form of Exhibit L hereto, by which Subsequent Mortgage Loans are assigned to the Trust.

                   "Subsequent Transfer Date": The date specified in each Subsequent Transfer Agreement, which must, with respect to any Payment Date, be a date occurring during the calendar month in which such Payment Date occurs, and on or prior to the Remittance Date occurring in such month.

                   "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Principal Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Loan Rate net of the Servicing Fee, if any, of the Mortgage Loan being replaced.

                   "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section 8.3 hereof in respect of the qualification of a Sub-Servicer.

                   "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to the servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3.

                   "Telerate Screen Page 3750": The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

                   "Termination Fees": With respect to Mortgage Loans which prepay in full or in part and are secured by Mortgaged Properties in certain jurisdictions, an account termination fee generally not exceeding $500 may be charged by the Master Servicer and retained as additional servicing compensation pursuant to Section 8.15. Such Termination Fees may not be applicable to accounts terminated subsequent to a date designated in the related Credit Line Agreement which depending on the jurisdiction may be during the Draw Period.

                   "Transaction Documents": Collectively this Agreement, the Insurance Agreement, the Indemnification Agreement, the Underwriting Agreement relating to the Class A Certificates, any Sub-Servicing Agreement, any Subsequent Transfer Agreement, the Registration Statement relating to the Class A Certificates.

                   "Transfer Date": As defined in Section 3.9 herein.

                   "Transfer Notice Date": As defined in Section 3.9 herein.

                   "Trust": Advanta Revolving Home Equity Loan Trust 1996-A, the trust created under this Agreement.

                   "Trust Collateral Value": As of any Payment Date, the sum of
(i) the Pool Balance at the end of the prior calendar month, (ii) the aggregate Principal Balances as of the related Cut-Off Dates of all Subsequent Mortgage Loans previously assigned to the Trust during the calendar month in which such Payment Date occurs and (iii) the amounts, if any, on deposit in the Pre-Funding Account and the Revolving Account at the close of business on such Payment Date.

                   "Trust Fund": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Owners and the Certificate Insurer, including all proceeds thereof including, without limitation, (i) the Initial Mortgage Loans, Qualified Replacement Mortgages and Subsequent Mortgage Loans, (ii) such amounts, including Eligible

Investments, as from time to time may be held in all Accounts (except as otherwise provided herein), (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or any Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Trust and the Originator under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, (vi) the Certificate Insurance Policy,
(vii) such amounts held in the Capitalized Interest Account, and (viii) such amounts held in the Pre-Funding Account, the Principal and Interest Account, the Revolving Account, and the Certificate Account.

                   "Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at 3 Park Plaza, 16th Floor, Irvine, California 92714, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

                   "Trustee's Fee": With respect to any Payment Date, the product of (x) one-twelfth of .015% and (y) the Pool Balance as of the end of the immediately preceding Remittance Period.

                  "Underwriter":  Lehman Brothers Inc.

                   Section 1.2. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

                   Section 1.3. Captions; Table of Contents. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

                   Section 1.4. Opinions. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.


                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

                   Section 2.1. Establishment of the Trust. The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Advanta Revolving Home Equity Loan Trust 1996-A".

                   Section 2.2. Office. The office of the Trust shall be in care of the Trustee, addressed to Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92614, a national banking association, or at such other address as the Trustee may designate by notice to the Originator, the Master Servicer, the Sponsor, the Owners and to the Certificate Insurer.

                   Section 2.3. Purposes and Powers. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust

Fund in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of monies in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Fund and distributions to the Owners.

                   Section 2.4. Appointment of the Trustee; Declaration of Trust. The Sponsor hereby appoints the Trustee as trustee of the Trust effective as of the Closing Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Closing Day to serve as Trustee pursuant to Section 10.8 hereof and declares that it will hold the Trust Fund in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer.

                   Section 2.5. Expenses of the Trust. The expenses of the Trust, including the reasonable expenses of the Trustee, that have been reviewed and approved by the Sponsor (which approval shall not be unreasonably withheld), shall be paid by the Sponsor to the Trustee or to such other Person to whom such amounts may be due. Failure by the Sponsor to pay any such fees or expenses shall not relieve the Trustee of its obligations hereunder. The Trustee hereby covenants with the Owners that every material contract or other material agreement entered into by the Trustee on behalf of the Trust shall expressly state therein that no Owner shall be personally liable in connection with such contract or agreement.

                   Section 2.6. Ownership of the Trust. On the Closing Day the ownership interests in the Trust and the subtrusts shall be transferred as set forth in Section 4.2 hereof, such transfer to be evidenced by sale of the

Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

                   Section 2.7. Situs of the Trust. It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property located in any state other than in the State of New York and payments will be received by the Trust only in the State of New York and payments from the Trust will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.2 hereof.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
             OF THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER

                   Section 3.1. Representations and Warranties of the Sponsor and the Originator. The Sponsor and the Originator each hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Certificate Insurer and to the Owners as of the Closing Day that:

                  (a) The Sponsor and the Originator are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are in good standing each as a foreign corporation in each jurisdiction in which the nature of its respective business, or the properties owned or leased by it make such qualification necessary. The Sponsor and the Originator have all requisite corporate power and authority to own and operate its respective properties, to carry out its respective business as presently conducted and as proposed to be conducted and to enter into and discharge its respective obligations under this Agreement and the other Operative Documents to which it is a party.

                  (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor and the Originator are a party by the Sponsor and the Originator and its respective performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and the Originator and will not violate the Sponsor's or the Originator's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor or the Originator is a party or by which the Sponsor or the Originator is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or the Originator or any of its respective properties.

                  (c) This Agreement and the other Operative Documents to which the Sponsor or the Originator is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor and the Originator, respectively, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Sponsor and the Originator are not in default with respect to any agreement, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or the Originator or its respective properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

                  (e) No litigation is pending or, to the best of the Sponsor's and the Originator's knowledge, threatened against the Sponsor or the Originator which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or the Originator or its respective properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor or the Originator contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe the Sponsor, the Originator or matters or activities for which the Sponsor or the Originator is responsible in accordance with the Operative Documents or which are attributed to the Sponsor or the Originator therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or the Originator or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor or the Originator not misleading. To the best of the Sponsor's and the

         Originator's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency

         (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor and the Originator make no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Sponsor and the Originator of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the Originator and the performance by the Sponsor and the Originator of its respective obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor and the Originator.

                  (j) The Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans evidenced by the Certificates.

                  (k) The Originator did not sell any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors.

                  (l) The Originator is solvent and the Originator will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the sale of the Certificates.

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

                  (m) Prior to May 20, 1996, the Originator conducted business under the name of Colonial National Bank USA. On May 20, 1996 the Originator changed its corporate name to Advanta National Bank USA and has operated under such name since such date.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Trustee.

                  Section 3.2. Representations and Warranties of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Trustee, the Sponsor, the Certificate Insurer and to the Owners as of the Closing Day that:

                  (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer and each Sub-Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Master Servicer has, on a consolidated basis with its parent, AMHC, equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles.

                  (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

                  (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Master Servicer is not in default with respect to any material agreement, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

                  (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer not misleading. To the best of the Master Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

                  (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (j) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

                  (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

                  (l) The terms of each existing Sub-Servicing Agreement and each designated Sub-Servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-Servicers will comply with the provisions of Section 8.3.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Mortgage Loans to the Trustee.

                  Upon discovery by any of the Originator, the Master Servicer, the Sponsor, any Sub-Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in this Section
3.2 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee or the Certificate Insurer pursuant to
Section 8.20 hereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

                  Section 3.3. Representations and Warranties of the Originator with Respect to the Mortgage Loans; Retransfer of Certain Mortgage Loans.

                  (a) The Originator makes the following representations and warranties as to the Mortgage Loans on which the Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Certificates and on which the Certificate Insurer relies in issuing the Certificate Insurance Policy. Such representations and warranties speak as of the Closing Day with respect to the Initial Mortgage Loans, and as of the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loan (unless otherwise specified), but shall in each case survive the sale, transfer, and assignment of the

Mortgage Loans to the Trustee:

                                  (i) All of the original or certified
         documentation set forth in Section 3.5 (including all material documents related thereto) with respect to each Initial Mortgage Loan has been or will be delivered to the Trustee on the Closing Day or, with respect to any Subsequent Mortgage Loans, on the related Subsequent Transfer Date, or as otherwise provided in Section 3.5. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                                  (ii) Each Mortgage Loan is being serviced by
         the Master Servicer or a Person controlling, controlled by or under common control with the Master Servicer and qualified to service mortgage loans;

                                  (iii) As of the Closing Day with respect to
         the Initial Mortgage Loans and the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loan (unless otherwise specified), and the applicable Transfer Date with respect to any Qualified Replacement Mortgage, this Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Trust in and to the related Cut-Off Date Principal Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto (excluding payments in respect of accrued interest due prior to the related Cut-Off Date), and all proceeds of such related Cut-Off Date Principal Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Principal and Interest Account (excluding any investment earnings thereon) and all other property specified in the definition of "Mortgage Loan" as being part of the corpus of the Trust conveyed to the Trust by the Originator, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Originator in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Mortgage Loan" relating to the Additional Balances. In addition, if this Agreement is not deemed to be a valid transfer and assignment to the Trustee of such right, title and interest, this Agreement shall in any event constitute a grant of a security interest (as defined in the UCC as in effect in New York) in such property to the Trustee on behalf of the Trust. If this Agreement constitutes the grant of a security interest to the Trust in such property, and if the Trustee maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property, subject to the effect of Section 9-306 of the UCC with respect to collections on the Mortgage Loans that are deposited in the Principal and Interest Account;

                                  (iv) As of the Closing Day with respect to the
         Initial Mortgage Loans, the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loan (unless otherwise specified) and the applicable Transfer Date with respect to any Qualified Replacement Mortgage and as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

                                  (v) As of the Closing Day and any Subsequent
         Transfer Date, no more than 1.0% of the related Cut-Off Date Pool Balance of the Mortgage Loans is secured by Mortgaged Properties located within any single zip code area. None of the Mortgage Loans consists of Date-of-Payment Loans;

                                  (vi) Each Mortgage Loan conforms, and all such
         Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Registration Statement;

                                  (vii) The credit underwriting guidelines
         applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus and the Prospectus Supplement;

                                  (viii) The Mortgages and Credit Line
         Agreements have not been assigned or pledged, and the Originator is the sole owner and holder of the Mortgages and Credit Line Agreements free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to sell, assign or transfer the same;

                                  (ix) As of the Closing Day with respect to the
         Initial Mortgage Loans, the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans and the applicable Transfer Date with respect to any Qualified Replacement Mortgage, there is no valid offset, defense or counterclaim of any obligor under any Credit Line Agreement or Mortgage. Neither the operation of any of the terms of each Credit Line Agreement and each Mortgage nor the exercise of any right thereunder will render either the Credit Line Agreement or the Mortgage unenforceable, in whole or in part, nor subject to any right of rescission, set-off, claim, counterclaim or defense, including, without limitation, the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                                  (x) No Minimum Monthly Payment is more than 89
         days delinquent (measured on a contractual basis); and with respect to the Initial Mortgage Loans no more than 1.27% (by Initial Cut-Off Date Pool Balance) were 30-59 days delinquent (measured on a contractual basis) and no more than 0.15% (by Initial Cut-Off Date Pool Balance) were 60-89 days delinquent (measured on a contractual basis). No Subsequent Mortgage Loan will be more than 30 days delinquent;

                                  (xi) As of the related Cut-Off Date with
         respect to the Mortgage Loans and the applicable Transfer Date with respect to any Qualified Replacement Mortgage, each Credit Line Agreement and each Mortgage Loan is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally;

                                  (xii) The definition of Prime in each Credit
         Line Agreement relating to a Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit C;

                                  (xiii) The weighted average remaining term to
         maturity of the Initial Mortgage Loans on a contractual basis as of the Initial Cut-Off Date for the Mortgage Loans is approximately 272 months. On each date that the Loan Rates have been adjusted, interest rate adjustments on the Mortgage Loans were made in compliance with the related Mortgage and Credit Line Agreement and applicable law. Over the term of each Initial Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. The Loan Rate Caps for the Initial Mortgage Loans range between 17.25% and 24.00%. The Initial Mortgage Loans margins range between 1.00% and 8.00% and the weighted average margin is approximately 3.20% as of the related Cut-Off Date for the Initial Mortgage Loans. The Loan Rates on such Initial Mortgage Loans range between 7.25% and 16.25% and the weighted average Loan Rate is approximately 11.403%; and

                                  (xiv) The Credit Limits on the Initial
         Mortgage Loans range between $10,000 and $246,000 with an average of $31,743.55. As of the Initial Cut-Off Date for the Initial Mortgage Loans, no Initial Mortgage Loan had a principal balance in excess of approximately $245,000 and the average principal balance of the Initial Mortgage Loans is equal to approximately $30,035.

                                  (xv) Each Mortgage Loan being transferred to
         the Trust is a Mortgage;

                                  (xvi) Each Subsequent Mortgage Loan complies
         with the requirements in Section 3.8 of this Agreement, including without limitation the conditions described in subsections (c) and (d) of such Section 3.8;

                                  (xvii) Each Mortgaged Property is improved by
         a single (one-to-four) family residential dwelling, which may include condominiums and townhouses but shall not include cooperatives;

                                  (xviii) Except as previously disclosed in
         writing to the Trustee and the Certificate Insurer, with respect to each Mortgage Loan, there is only one originally executed Credit Line Agreement not stamped as a duplicate.

                                  (xix) No Mortgage Loan had a Combined Loan-
         to-Value Ratio in excess of 100%;

                                  (xx) As of the Closing Date with respect to
         the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans, each Mortgage is either a valid and subsisting first or second lien of record on the Mortgaged Property (subject in the case of any Second Mortgage Loan only to a Senior Lien on such Mortgaged Property) and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and except for liens for (i) real estate taxes and special assessments not yet delinquent, (ii) income taxes,
         (iii) any covenants, conditions and restrictions, rights of way, easements, and other matters of public record and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                                  (xxi) Immediately prior to the transfer and
         assignment herein contemplated, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Originator (including its Cut-Off Date Pool Balance), all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Pool Balances with respect to the Mortgage Loans is subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment;

                                  (xxii) There is no delinquent tax or
         assessment lien or mechanic's lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

                                  (xxiii) To the best knowledge of the
         Originator, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except liens which are fully insured by the title insurance policy.

                                  (xxiv) Each Mortgage Loan at the time it was
         made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                                  (xxv) To the best knowledge of the Originator,
         a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, was issued on the date of origination of the Mortgage Loan and as of the Cut-Off Date and each applicable Transfer Date with respect to the Subsequent Mortgage Loan, each such policy is valid and remains in full force and effect, or a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a Mortgage Loan as to which no title insurance policy or binder was issued.

                                  (xxvi) As of the Closing Date with respect to
         the Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan, each Credit Line Agreement is the legal, valid, binding and enforceable obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;


                                  (xxvii) Within 90 days of the Closing Date,
         each original Mortgage required to be recorded was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originator, subject to the provisions of Section 3.5(b) hereof (or are in the process of being recorded);

                                  (xxviii) The terms of each Credit Line
         Agreement and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Schedule of Mortgage Loans and has been approved by the primary mortgage guaranty insurer, if any;

                                  (xxix) Except as otherwise required by law or
         pursuant to the statute under which the related Mortgage Loan was made, the related Credit Line Agreement is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                                  (xxx) Each Mortgaged Property is located in
         the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

                                  (xxxi) There is no proceeding pending or
         threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                                  (xxxii) With respect to each Second Mortgage
         Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                                  (xxxiii) Each Mortgage contains customary and
         enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage;

                                  (xxxiv) As of the Closing Date with respect to
         the Mortgage Loans and the applicable Transfer Date with respect to the Subsequent Mortgage Loans, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Credit Line Agreement and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Originator has not waived any default, breach, violation or event of acceleration;

                                  (xxxv) The credit underwriting guidelines
         applicable to each Mortgage Loan conform in all material respects to the Originator's underwriting guidelines;

                                  (xxxvi) To the best knowledge of the
         Originator, all parties to the Credit Line Agreement and the Mortgage had legal capacity to execute the Credit Line Agreement and the Mortgage and each Credit Line Agreement and Mortgage have been duly and properly executed by such parties; and

                                  (xxxvii) No selection procedures reasonably
         believed by the Originator to be adverse to the interests of the Owners or the Certificate Insurer was utilized in selecting the Mortgage Loans.

                                  (xxxviii) Each Mortgage Loan shall have a
         three year interest only Draw Period with a twenty-year amortization schedule.

                  (b) Upon the discovery by the Originator, the Master Servicer, the Sponsor, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties made in respect of any Mortgage Loan which materially and adversely affects the interests of the Owners or of the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the Originator of such breach and request that the Originator cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and the Originator shall cure such breach or take such actions; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a reassignment of, or substitution for, only those Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Principal and Interest Account or substitution of a Qualified Replacement Mortgage, as the case may be, the Originator shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 3.6 with respect to the transfer of Mortgage Loans under that Section.

                  It is understood and agreed that the obligation of the Originator to accept a transfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Principal and Interest Account or to substitute an Qualified Replacement Mortgage, as the case may be, shall constitute the sole remedy against the Originator respecting such breach available to Owners of the Class A Certificates, the Trustee on behalf of the Owners of the Class A Certificates and the Certificate Insurer, except as otherwise provided in the Insurance Agreement.

                  Section 3.4. Covenants of Originator to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations. (a) With the provisos and limitations as to remedies set forth in this Section 3.4, upon the discovery by the Originator, the Master Servicer, the Sponsor, the Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in Section 3.3 of this Agreement were untrue in any material respect as of the Closing Day (or the Subsequent Transfer Date, or the Transfer Date, as the case may be) and such breaches of the representations and warranties materially and adversely affect the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties.

                  The Originator acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Mortgaged Property or (z) set forth in clause (viii) of Section 3.3 above constitutes breach of a representation or warranty which "materially and adversely affects the interests of the Owners or of the Certificate Insurer" in such Mortgage Loan.

                  (b) Upon the earliest to occur of the Originator's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Certificate Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners or of the Certificate Insurer as set forth above, the Originator hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall (or shall cause an affiliate of the Originator to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Originator a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all Servicing Advances theretofore made with respect to such Mortgage Loan, to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. It is understood and agreed that the obligation of the Originator to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Trustee or the Certificate Insurer, except as otherwise provided in the Insurance Agreement.

                  (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator or by an affiliate of the Originator, as the case may be, to the Trust pursuant to Section 3.3, Section 3.4 or Section 3.6 hereof, the Originator shall be obligated to take the actions described in Section 3.4(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Originator, the Master Servicer, the Sponsor, the Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in Section 3.3 above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the representations and warranties set forth in Section 3.3 above referring to items "as of the Initial Cut-Off Date" or "as of the Subsequent Cut-Off Date" or "as of the related Cut-Off Date" or "as of the Closing Day" or "as of the Subsequent Transfer Date" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust.

                  (d) It is understood and agreed that the covenants set forth in this Section 3.4 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Trustee.

                  Section 3.5. Conveyance of the Initial Mortgage Loans. (a) The Originator, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys without recourse, to the Trustee, all right, title and interest of the Originator in and to (i) each Initial Mortgage Loan listed on the Schedule of Mortgage Loans, including its Principal Balance (including all Additional Balances) and all collections in respect thereof received on or after the Initial Cut-Off Date (excluding payments in respect of accrued interest due prior to the Initial Cut-Off Date;
(ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Originator's rights under the hazard insurance policies; and (iv) all other assets included or to be included in the Trust for the benefit of Owners and the Certificate Insurer; provided, however, neither the Trustee nor the Trust assumes the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. Additional Balances shall be part of the related Principal Balance and are hereby transferred to the Trust for application to the Originator's Interest only on the Closing Day pursuant to this Section 3.5, and therefor part of the Trust property. In addition, on or prior to the Closing Day, the Originator shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee for the benefit of the Owners of the Class A Certificates. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

                  The Originator agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the State of New York (which shall have been filed within 90 days of the Closing Day) describing the Mortgage Loans and naming the Originator as debtor and the Trustee as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Originator or the filing of any additional UCC-1 financing statements due to the change in the principal office of the

Originator (within 90 days of any event necessitating such filing)) as are necessary to perfect and protect the Certificateholders' and the Certificate Insurer's interests in each Mortgage Loan and the proceeds thereof.

                  (b) In connection with the transfer and assignment of the Mortgage Loans, the Originator agrees to:

                  (i) cause to be delivered, on the Closing Day with respect to the Initial Mortgage Loans or, on the Subsequent Transfer Date with respect to Subsequent Mortgage Loans, or, on the Transfer Date with respect to the Qualified Replacement Mortgage without recourse to the Trustee on the Closing Day with respect to each Initial Mortgage Loan or, on the Subsequent Transfer Date with respect to Subsequent Mortgage Loans, listed on the Schedule of Mortgage Loans, the items listed in the definition of "Mortgage Files"; and

                  (ii) cause, within 75 Business Days following the Closing Day, Assignments of Mortgage to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originator to the Trustee; provided, however, that Assignments of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan as to which the recordholder is the Originator (under either its current name, "Advanta National Bank USA" or its prior name, "Colonial National Bank USA"), unless

                            (A) (x) otherwise directed in writing by the
                  Certificate Insurer, (y) upon the occurrence of an Event of Default or (z) the long-term unsecured debt of the Originator is assigned ratings of less than BBB by Standard & Poor's or Baa2 by Moody's or the long-term unsecured debt of some other entity approved by the Certificate Insurer is assigned comparable ratings; or

                            (B) the related Mortgaged Property is not located in
                  a jurisdiction in which, as evidenced by an Opinion of Counsel delivered to the Trustee within 30 Business Days of the Closing Date, recordation of such Assignment is not necessary to perfect the lien of the Trustee in the related Mortgage Loan.

                  All recording, if required pursuant to this Section 3.5, shall be accomplished at the expense of the Originator. Notwithstanding anything to the contrary contained in this Section 3.5, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

                  Copies of all Mortgage assignments and any Assignment of Mortgage in recordable form received by the Trustee shall be kept in the related Mortgage File.

                  (c) In the case of Initial Mortgage Loans which have been prepaid in full on or after the Initial Cut-Off Date and prior to the Closing Day, or with respect to Subsequent Mortgage Loans which have been prepaid in full on or after the Subsequent Cut-Off Date and prior to the Subsequent Transfer Date, the Originator, in lieu of the foregoing, will deliver within 15 Business Days after the Closing Day, or Subsequent Transfer Date, as applicable, to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

                  (d) The Originator shall transfer, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the Originator in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by the Originator pursuant to Section 3.3,
Section 3.4 or Section 3.6 hereof and all its right, title and interest to principal collected and interest accruing on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that the Originator shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

                  (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse, on the Originator's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal collected and interest accruing on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

                  (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Originator agrees to cause to be delivered to the Trustee the items described in Section 3.5(b) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 3.5(b), then no later than such later delivery time.

                  (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Originator (i) the original Credit Line Agreement, or the certified copy, relating thereto, endorsed without recourse, to the Originator and (ii) such other documents as constituted the Advanta Mortgage File with respect thereto.

                  (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Originator shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

                  (i) The Originator shall reflect on its records that the Mortgage Loans have been sold to the Trust.


                  (j) If the Master Servicer's shareholders' equity (on a consolidated basis with AMHC) calculated pursuant to generally accepted accounting principles, as evidenced by the Financial Statements (as defined in the Insurance Agreement, and which the Master Servicer hereby agrees to provide to the Certificate Insurer on a quarterly basis promptly after the same are available), falls below $5,000,000, then the Originator shall promptly prepare and deliver to the Trustee the Mortgage assignments. Upon the direction of the Certificate Insurer, the Trustee shall submit such assignments for recording in the appropriate jurisdictions. The Master Servicer shall pay the anticipated recording costs to the Trustee on the date of delivery of the assignments to the Trustee, and if the Master Servicer fails to do so then the Trustee shall pay such costs and shall be entitled to reimbursement therefor from amounts otherwise distributable to the Owners of the Originator Certificates.

                  (k) To the extent that the ratings, if any, then assigned to the unsecured debt of the Originator or of the Originator's ultimate corporate parent are satisfactory to the Certificate Insurer, Moody's and S&P, then any of the Document Delivery Requirements described above may be waived by an instrument signed by the Certificate Insurer, S&P and Moody's (or any documents theretofore delivered to the Trustee returned to the Originator) on such terms and subject to such conditions as the Certificate Insurer, Moody's and S&P may permit.

                  Section 3.6. Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee. (a) The Trustee hereby acknowledges its receipt of the Certificate Insurance Policy and agrees to execute and deliver on the Closing Day and on each Subsequent Transfer Date and each Transfer Date an acknowledgment of receipt of the Credit Line Agreements delivered by the Originator in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer. The Trustee further agrees to review any other documents delivered by the Originator within 90 days after the Closing Day (or within 90 days with respect to any Subsequent Mortgage Loan or Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Originator, the Master Servicer and the Certificate Insurer a Pool Certification in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedules of Mortgage Loans as to loan number and address, accurately reflects the information set forth in the Mortgage File; provided, however, that such Pool Certificate shall not be delivered prior to 90 days after the Closing Day with respect to the Initial Mortgage Loans and 90 days after the Pre-Funding Period with respect to the Pre-Funded Mortgage Loans and 90 days after the Revolving Period with respect to Additional Mortgage Loans and O/C Mortgage Loans. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to verify the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of same or to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

                  (b) If the Trustee during such 90-day period finds any document constituting a part of a Mortgage File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedules of Mortgage Loans, the Trustee shall promptly so notify the Originator and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Originator pursuant to Section 3.5(b)(i) is limited solely to confirming that the documents listed in Section 3.5(b)(i) have been executed and received, relate to the Mortgage Files identified in the Schedules of Mortgage Loans and conform materially to the description thereof in the Schedule of Mortgage Loans. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Originator has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Originator will then on the next succeeding Business Day (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. Upon receipt of any Qualified Replacement Mortgage or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of a Defective Mortgage Loan has been deposited into the Principal and Interest Account, then as promptly as practicable, the Trustee shall execute such documents and instruments of transfer presented by the Originator, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Originator to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Originator to accept a transfer of a Defective Mortgage Loan and to either convey an Qualified Replacement Mortgage or to make a deposit of any related Loan Purchase Price into the Principal and Interest Account shall constitute the sole remedy respecting such defect available to Owners, the Trustee and the Certificate Insurer against the Originator.

                  The Originator, promptly following the transfer of a Defective Mortgage Loan from or to the Trust pursuant to this Section, shall deliver an amended Mortgage Loan Schedule to the Trustee and the Certificate Insurer and shall make appropriate entries in its general account records to reflect such transfer. The Originator shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Originator, promptly following such transfer, shall appropriately mark its electronic ledger and make appropriate entries in its general account records to reflect such transfer.

                  (c) As to any Qualified Replacement Mortgage, the Originator shall, if required to deliver any such Qualified Replacement Mortgage, deliver to the Trustee with respect to such Qualified Replacement Mortgage such documents and agreements as are required to be held by the Trustee in accordance with Section 3.6. For any Remittance Period during which the Originator substitutes one or more Qualified Replacement Mortgages, the Master Servicer shall determine the Substitution Amount which amount shall be deposited by the

Originator in the Principal and Interest Account at the time of substitution. All amounts received in respect of the Qualified Replacement Mortgage during the Remittance Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Fund and shall not be deposited by the Master Servicer in the Principal and Interest Account. All amounts received by the Master Servicer during the Remittance Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust Fund shall be deposited by the Master Servicer in the Principal and Interest Account. Upon such substitution, the Qualified Replacement Mortgage shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Replacement Mortgage or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.3. The procedures applied by the Originator in selecting each Qualified Replacement Mortgage shall not be materially adverse to the interests of the Trustee, the Owners or the Certificate Insurer.

                  The Originator may consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

                  (x) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

                  (y) the Mortgage relating to such Mortgage Loan was in a second lien position as of the related Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount and interest rate of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount and interest rate of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides for negative amortization. Notwithstanding the foregoing, the Originator can consent to the placing of liens senior to that of a Mortgage on the related Mortgaged Property only if the Combined Loan-to-Value and second mortgage ratio is less than or equal to the original Combined Loan-to-Value and second mortgage ratio; provided, however, the Originator may consent to the placing of a senior lien on up to 3.7% of the Mortgage Loans if the Combined Loan-to-Value will not increase to greater than 80%; provided, further, that the Originator may only approve modifications if the related Mortgagor has used the Credit Line Agreement in the past twelve months and has made timely payments, the current characteristics of the related Mortgagor meet the Originator's underwriting guidelines used at the time of origination and the Originator receives verbal verification of employment of the related Mortgagor.

                  The Originator may also, without prior approval from the Rating Agencies or the Certificate Insurer, increase the Credit Limits on Mortgage Loans provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the related Cut-Off Date, (ii) such increases are consistent with the Originator's underwriting policies, (iii) the related Mortgagor has used the Credit Line Agreement in the past twelve months and has made timely payments and
(iv) the Originator receives verbal verification of employment of the related Mortgagor. In addition, the Originator may increase the Credit Limits on Mortgage Loans having aggregate balances of up to 5% of the Pool Balance, without obtaining new appraisals provided that (i) the increase in the Credit Limit does not cause the Combined Loan-to-Value Ratios of the Mortgage Loans to exceed 80%, (ii) the increase is consistent with the Originator's underwriting policies, (iii) the related Mortgagor has used the Credit Line Agreement in the past twelve months and has made timely payments and (iv) the Originator receives verbal verification of employment of the related Mortgagor.

                  Furthermore, the Originator may, without prior approval from the Rating Agencies and the Certificate Insurer solicit Mortgagors for a reduction in Loan Rates of no more than .50%; provided that the Originator can only reduce such Loan Rates on up to 5% of the Mortgage Loans by Pool Balance. Any such solicitations shall not result in a reduction in the weighted average Margin of the Mortgage Loans in the pool by more than 2.5 basis points taking into account any such prior reductions.

                  Subject to the above limitations, the Originator or the Master Servicer, may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor; provided, that such changes (i) do not materially and adversely affect the interests of Owners or the Certificate Insurer and (ii) are consistent with Accepted Servicing Practices.

                  Notwithstanding anything to the contrary, neither the Originator nor the Master Servicer shall agree to any changes or modifications in the terms of any Mortgage Loan that, after giving effect to such change or modifications, would cause any criteria set forth in Section 3.8 to be violated.

                  Section 3.7. Cooperation Procedures. (a) The Originator shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedules of Mortgage Loans with respect to such Qualified Replacement Mortgage.

                  (b) The Originator, the Master Servicer and the Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.


                  Section 3.8. Conveyance of the Subsequent Mortgage Loans. (a) The Originator may, on Subsequent Transfer Dates, deliver to the Trustee loans eligible to become Subsequent Mortgage Loans on the next following Payment Date, in exchange, on such Payment Date, for monies released to the Originator pursuant to Section 7.5 hereof, or a corresponding increase in the Originator's Interest.

                  If, on any Payment Date, the Principal Balance as of the related Subsequent Cut-Off Date of all Available Subsequent Mortgage Loans is less than the sum of (x) the amount on deposit in the Pre-Funding Account (net of Pre-Funding Earnings) at the opening of business on such Payment Date, (y) the amount described in Section 7.5(b)(vii) and (z) the amount which is the lessor of (a) the amount described in Section 7.5(b)(x)(A)(1)(a) and (b) the amount described in Section 7.5(b)(x)(A)(1)(b), then such Available Subsequent Mortgage Loans shall be allocated in the following order of priority:

         (i) first, as Pre-Funded Mortgage Loans, to the extent of the amount described in clause (x) above;

         (ii) second, as Additional Mortgage Loans, to the extent of the amount described in clause (y) above; and

         (iii) third, as O/C Mortgage Loans, to the extent of the amount of clause (z) above.

                  Upon assignment of any Additional Mortgage Loan, the Trustee shall release to the Originator an amount equal to the lesser of (A) the sum of
(i) Net Principal Collections for the related Remittance Period and (ii) the amount on deposit in the Revolving Account at the opening of business on such Payment Date and (B) the aggregate Principal Balance as of the related Subsequent Cut-Off Date of all Additional Mortgage Loans relating to such Payment Date pursuant to Section 7.5(b)(vii).

                  Upon assignment of any Pre-Funded Mortgage Loan, the Trustee shall release to the Originator an amount equal to the Principal Balance thereof as of the related Subsequent Cut-Off Date from amounts then on deposit in the Pre-Funding Account.

                  Upon assignment of any O/C Mortgage Loan, the Trustee shall release to the Originator an amount equal to the lesser of (a) the Overcollateralization Deficiency Amount for such Payment Date and (b) the aggregate Principal Balance thereof as of the related Subsequent Cut-Off Date of all such available O/C Mortgage Loans, pursuant to Section 7.5(b)(x).

                  In addition, the Originator may assign O/C Mortgage Loans to the Trust in exchange for an increase in the Originator's Interest in lieu of, or in addition to, money.


                  (b) The Originator shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date.

                     (i) the Originator shall have provided the Trustee and the Certificate Insurer with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

                     (ii) the Originator shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit L (the "Subsequent Transfer Agreement"), which shall include Schedules of Mortgage Loans, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

                     (iii) the Master Servicer shall have deposited in the Principal and Interest Account all collections in respect of the Subsequent Mortgage Loans received on or after the related Subsequent Cut-Off Date;

                     (iv) as of each Subsequent Transfer Date, none of the related Originator, the Master Servicer or the Sponsor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                     (v) such addition will not result in a material adverse tax consequence to the Trust or the Owners of the Certificates;

                     (vi) with respect to Subsequent Mortgage Loans which are Pre-Funded Mortgage Loans, the Pre-Funding Period shall not have terminated; and

                     (vii) the Originator shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement;

                       (c) The obligation of the Trust to accept the assignment of a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date.

                       (d) The obligation of the Trust to accept the assignment of a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following additional requirements, any of which may be waived or modified in any respect by the Certificate Insurer by a written instrument executed by the Certificate Insurer:


                       (1) (i) No such Subsequent Mortgage Loan may have a Combined Loan-to-Value Ratio greater than 100%; (ii) no Subsequent Mortgage Loan shall have a Credit Utilization Rate in excess of 100%;
         (iii) no Subsequent Mortgage Loan shall have a debt to income ratio in excess of 55%; (iv) no Subsequent Mortgage Loan shall have a final maturity date later than the Payment Date in December 2020; (v) all Subsequent Mortgage Loans shall have a three year interest only, Draw Period with a 20 year amortization schedule.

                       (2) After giving effect to the assignment to the Trust of any such Subsequent Mortgage Loan (i) the weighted average net Loan Rate of all Mortgage Loans shall be no less than 11.35%; (ii) the Mortgage Loans shall have weighted average Combined Loan-to-Value Ratio no greater than 74.8%; (iii) the Mortgage Loans shall have a weighted average single Loan-to-Value of not less than 28.1%; (iv) no more than 49.7% of Mortgage Loans shall have a Combined Loan-to-Value greater than 80%; (v) no more than 0.44% of the Mortgage Loans shall have a Combined Loan-to-Value greater than 85%; (vi) the ratio of First Mortgage Loans to Second Mortgage Loans shall not be less than 59%;
         (vii) the weighted average margin shall not be less than 3.20%; (viii) the percentage of A classified loans shall not be less than 68.75%;
         (ix) the percentage of B classified loans shall not be less than 22.0%;
         (x) the percentage of C classified loans shall not be greater than 8.38%; (xi) no less than 33.9% of the Mortgage Loans shall be First Mortgage Loans; (xii) no less than 99% of the Mortgage Loans shall be "Fully Documented" loans; (xiii) at least 96% of the Mortgage Loans shall be single family properties; (xiv) at least 98.7% of the Mortgage Loans shall be owner occupied properties.

                       (e) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Originator agrees to satisfy the conditions set forth in Sections 3.5(b)-(j), 3.6 and 3.7.

                       (f) In connection with the transfer of any Subsequent Mortgage Loans to the Trust the Originator, the Sponsor, the Master Servicer and the Trustee may, with the prior written consent of the Certificate Insurer, amend the definition of "Specified Overcollateralization Amount" for the purpose of changing the related Specified Overcollateralization Amount; provided, however, that any such amendment must comply with the provisions of Sections 11.14(b) and 11.14(d) hereof.

                       (g) The Certificate Insurer, in its sole discretion and without consent by any Person, may modify the Specified Overcollateralization Amount to reflect (i) the characteristics of the Mortgage Loans following the Pre-Funding Period or at quarterly intervals during the Revolving Period and
(ii) the results of the due diligence.

                       Section 3.9. Retransfers of Mortgage Loans at Election of Originator. Subject to the conditions set forth below, the holder of the Originator's Interest may, but shall not be obligated to (except the Originator shall be obligated upon a breach of a representation or warranty), accept the reassignment of Mortgage Loans from the Trust as of the close of business on a Payment Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the holder of the Originator's Interest shall give the Trustee, the Certificate Insurer and the Master Servicer a notice of the proposed reassignment that contains a list of the Mortgage Loans to be reassigned. Such reassignment of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

                       (i) No Rapid Amortization Event has occurred;

                       (ii) On the Transfer Notice Date the Originator's Interest (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Specified Overcollateralization Amount;

                       (iii) The transfer of any Mortgage Loans on any Transfer date during the Managed Amortization Period shall not, in the reasonable belief of the holder of the Originator's Interest, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

                       (iv) On or before the Transfer Date, the Originator shall have delivered to the Trustee, the Certificate Insurer and the Rating Agencies a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Transfer Date, and the Master Servicer shall have marked its servicing records to show that the Mortgage Loans reassigned to the holder of the Originator's Interest are no longer owned by the Trust;

                       (v) The holder of the Originator's Interest shall represent and warrant that random selection procedures were used in selecting the Mortgage Loans and no other selection procedures were used which are adverse to the interests of the Owners of the Class A Certificates or the Certificate Insurer were utilized in selecting the Mortgage Loans to be removed from the Trust;

                       (vi) The holder of the Originator's Interest shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi),

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         inclusive, have been performed or are true and correct, as the case may
         be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon receiving the requisite information from the owner of the Originator's Interest, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Trustee shall deliver, or cause to be delivered, to the owner of the Originator's Interest the Mortgage File for each Mortgage Loan being so reassigned, and the Trustee shall execute and deliver to the owner of the Originator's Interest such other documents prepared by the Originator as shall be reasonably necessary to reassign such Mortgage Loans to the owner of the Originator's Interest. Any such transfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trustee or the Trust to the owner of the Originator's Interest.

                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

                       Section 4.1. Issuance of Certificates. On the Closing Day, upon the Trustee's receipt from the Originator of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall execute, authenticate and deliver the Certificates and the Originator Certificate on behalf of the Trust in accordance with the directions set forth in such Delivery Order.

                       Section 4.2. Sale of Certificates. At 11 a.m. New York City time on the Closing Day, at the offices of Dewey Ballantine, 1301 Sixth Avenue, New York, New York, the Originator will sell and convey the Initial Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver to the Underwriter, the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Underwriter shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee. Upon receipt of the proceeds of the sale of the Certificates, the Trustee shall, from the proceeds of the sale of the Certificates, (a) pay other fees and expenses identified by the Originator,
(b) deposit an amount equal to the Original Pre-Funded Amount in the Pre-Funding Account and (c) deposit an amount equal to the Capitalized Interest Account Deposit in the Capitalized Interest Account, and (d) pay to the Originator the balance

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after deducting such amounts. The Originator shall pay directly to the
Certificate Insurer the Initial Premium.


                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

                       Section 5.1. Terms. (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Credit Line Agreements guaranteed by any Person (except that the Credit Line Agreements may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Certificate Insurance Policy). Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), monies in the Principal and Interest Account, the Revolving Account, the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account, except as otherwise provided herein, from earnings on monies and the proceeds of property held as a part of the Trust Fund and, upon the occurrence of certain events, from payments made pursuant to the Certificate Insurance Policy. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans, certain payments made pursuant to the Certificate Insurance Policy, pro rata in accordance with such Owner's Percentage Interest and certain amounts payable from the Pre-Funding Account.

                       (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

                       Section 5.2. Forms. The Class A Certificates and the Originator Certificate shall be in substantially the forms set forth in Exhibits A-1 and A-2, hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Sponsor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements

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placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Sponsor executing such Certificates, as evidenced by his execution thereof.

                       Section 5.3. Execution, Authentication and Delivery. Each Certificate and the Originator Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's

Authorized Officers.

                       Certificates and the Originator Certificate bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or the Originator Certificate, as the case may be, or did not hold such offices at the date of authentication of such Certificates or the Originator Certificate, as the case may be.

                       The initial Certificates and the Originator Certificate shall be dated as of the Closing Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

                       No Certificate shall be valid until executed and authenticated as set forth above. The Originator Certificate shall not be valid until executed and authenticated as set forth above.

                       Section 5.4. Registration and Transfer of Certificates.
(a) The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the Originator Certificate and the registration of transfer of Certificates and the Originator Certificate. The Trustee is hereby appointed registrar for the purpose of registering Certificates and the Originator Certificate and transfers of Certificates and the Originator Certificate as herein provided. The Owners and the holder of the Originator Certificate shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

                       (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate or the Originator Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new

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

Certificates of a like Class and in the aggregate principal amount of the Certificate so surrendered or a new Originator Certificate.

                       (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate original principal amount and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

                       (d) All Certificates issued upon any registration of transfer or exchange of Certificates or the Originator Certificate shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates or the Originator Certificate surrendered upon such registration of transfer or exchange.

                       (e) Every Certificate and any Originator Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, in the case of each Certificate, the Owner thereof, and, in the case of the Originator Certificate, the holder thereof or, in any case, his attorney duly authorized in writing.

                       (f) No service charge shall be made to an Owner or to the holder of the Originator Certificate for any registration of transfer or exchange of Certificates or the Originator Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates or the Originator Certificate; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

                       (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Initial Cut-Off Date Pool Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

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                       The Sponsor and the Trustee are hereby authorized to
execute and deliver the Representation Letter with the Depository.

                       With respect to Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Originator, the Sponsor, the Master Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Originator, the Sponsor, the Master Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.


                       Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                       (h) In the event that (i) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Sponsor or the Trustee is unable to locate a qualified successor or (ii) the Sponsor at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Sponsor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Sponsor, or such

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

depository's agent or designee but, if the Sponsor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

                       (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                       Section 5.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate or Originator's Certificate, and (ii) in the case of any mutilated Certificate or Originator's Certificate, such mutilated Certificate or Originator's Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate or Originator's Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless (provided, that with respect to an Owner which is an insurance company, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee that such Certificate or Originator's Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Originator's Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding or a new Originator's Certificate.

                       Upon the issuance of any new Certificate or Originator's Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

                       Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the

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

same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

                       The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates or Originator's Certificates.

                       Section 5.6. Persons Deemed Owners. The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate and as the owners of the Originator's Certificate, as the case may be, for the purpose of receiving distributions with respect to such Certificate or Originator's Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

                       Section 5.7. Cancellation. All Certificates or Originator's Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate or Originator's Certificate shall be authenticated in lieu of or in exchange for any Certificate or Originator's Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates or Originator's Certificates may be held or destroyed by the Trustee in accordance with its standard policy.

                       Section 5.8. Limitation on Transfer of Ownership Rights.
(a) No sale or other transfer of any Class A Certificate shall be made to the Sponsor, the Originator or any of their respective affiliates. Except for the initial issuance of the Originator's Certificate to the Originator, no transfer of a Class A Certificate or an Originator's Certificate shall be made to an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to section 4975 of the Code or a Person using the assets of such an employee benefit plan or plan to acquire its interest in the Class A Certificate or Originator's Certificate. By its acceptance of a Class A Certificate or an Originator's Certificate, the

transferee of such Certificate will be deemed to have represented and warranted that it is not subject to the foregoing restriction.

                       (b) No sale or other transfer of record or beneficial ownership of the Originator's Interest shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and

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any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Closing Day, (i) the Originator shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Originator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trust, the Trustee, the Originator or the Sponsor, and (ii) the Trustee shall require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Sponsor, the Originator and the Trustee certifying to the Trustee, the Originator and the Sponsor the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Originator or the Sponsor. The Owner of the Originator's Interest desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Originator and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                       (c) The holder of the Originator's Certificate may transfer all, but not less than all, of its interest in the Originator's Interest. The Originator's Interest shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Originator Certificate shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof, and (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Originator hereunder; (ii) the holder of the Originator's Interest shall deliver to the Trustee an Officer's Certificate stating that such transfer and such supplemental agreement comply with this Section 5.8 and that all conditions precedent provided by this subsection 5.8(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this subsection 5.8(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;
(iii) the holder of the Originator's Interest shall deliver to the Trustee a letter from each Rating Agency confirming that its rating of the Class A Certificates, after giving effect to such transfer, will not be reduced or withdrawn without regard to the Policy; (iv) the transferee of the Originator's Interest shall deliver to the Trustee an Opinion of Counsel to the effect that
(a) such transfer will not adversely affect the treatment of the Class A Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the


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Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of a Class A Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust, being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code; (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 5.8(c) shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Class A Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A), shall not be reduced or withdrawn. Notwithstanding the foregoing, the requirements set forth in this paragraph (c) shall not apply to the initial issuance of the Originator's Interest to the Originator.

                       Section 5.9. Assignment of Rights. An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.4 and Section 5.8 hereof.

                       Section 5.10. Liabilities. The Holder of the Originator's Interest shall indemnify and hold harmless the Trust and the Trustee, its officer, directors, employees and agents from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Agreement or any Subsequent Transfer Agreement, as though this Agreement or such Subsequent Transfer Agreement created a partnership under the New York Uniform Partnership Law in which the Holder of the Originator's Interest is the general partner; provided, however, that the Holder of the Originator's Interest shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided, further, that the Holder of the Originator's Interest shall not indemnify the Trust or the Owners of the Class A Certificates for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Owners of the Class A Certificates; provided, further, that the Holder of the Originator's Interest shall not indemnify the Trust or the owners of the Class A Certificates as to any losses, claims or damages incurred by

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any of them in their capacities as investors, including, without limitation, losses incurred as a result of Liquidated Mortgage Loans; and provided, further,

that the Holder of the Originator's Interest shall not indemnify the Trust or the Owner of the Class A Certificates for any liabilities, costs or expenses of the Trust, the Trustee or the Owners of the Class A Certificates arising under any tax law relating to any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust or the Owners of the Class A Certificates in connection herewith to any taxing authority. Any such indemnification shall not be payable from the Trust Fund. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                                   ARTICLE VI

                                    COVENANTS

                       Section 6.1. Distributions. The Trustee will duly and punctually pay distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check mailed on each Payment Date or (ii) if requested by any Owner, to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date; provided, however, that an Owner of a Class A Certificate shall only be entitled to payment by wire transfer if such Owner owns Class A Certificates in the aggregate denomination of at least $5,000,000.

                       Section 6.2. Money for Distributions to be Held in Trust; Withholding. (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.5 hereof or from payments made pursuant to the Certificate Insurance Policy shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account for payments of the Certificates and no payments made pursuant to the Certificate Insurance Policy shall be paid over to the Trustee except as provided in this Section.

                       (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

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

                       (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate and remaining unclaimed by the Owner of such Class A Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Certificate Insurer on account of any Reimbursement Amounts, and second to the Owners of the Originator's Interest; and the Owner of such Class A Certificate shall thereafter, as an unsecured general creditor, look only to the Certificate

Insurer or the Owners of the Originator's Interest for payment thereof (but only to the extent of the amounts so paid to the Certificate Insurer or the Owners of the Originator's Interest), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Certificate Insurer or the Owners of the Originator's Interest. The Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in monies due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

                       Section 6.3. Protection of Trust Fund. (a) The Trustee will hold the Trust Fund in trust for the benefit of the Owners and, upon request of the Certificate Insurer, or, with the consent of the Certificate Insurer, at the request and expense of the Originator, will from time to time execute and deliver all such supplements and amendments hereto pursuant to
Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

                       (i) more effectively hold in trust all or any portion of the Trust Fund;

                       (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                       (iii) enforce any of the Mortgage Loans; or

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

                       (iv) preserve and defend title to the Trust Fund and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Fund against the claims of all Persons and parties.

                       The Trustee shall send copies of any request received from the Certificate Insurer or the Originator to take any action pursuant to this Section 6.3 to the other party.

                       (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the affected Class A Certificates then Outstanding or, if there are no longer any affected Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Originator's Interest.

                       (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

                       Section 6.4. Performance of Obligations. The Trustee will not take any action that would release the Originator, the Sponsor or the Certificate Insurer from any of their respective covenants or obligations under any instrument or document relating to the Trust Fund or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

                       The Trustee may contract with other Persons to assist it in performing its duties hereunder.

                       Section 6.5. Negative Covenants. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

                       (i) sell, transfer, exchange or otherwise dispose of any of the Trust Fund except as expressly permitted by this Agreement;

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                       (ii) claim any credit on or make any deduction from the
         distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Fund;

                       (iii) incur, assume or guaranty on behalf of the Trust any indebtedness of any Person except pursuant to this Agreement;

                       (iv) dissolve or liquidate the Trust Fund in whole or in part, except pursuant to Article IX hereof; or

                       (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Fund or any part thereof or any interest therein or the proceeds thereof.

                       Section 6.6. No Other Powers. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by
Section 2.3 hereof.

                       Section 6.7. Limitation of Suits. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policies or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (1) such Owner has previously given written notice to the Originator, the Sponsor and the Trustee of such Owner's intention to institute such proceeding;

         (2) the Owners of not less than 25% of the Percentage Interests represented by the affected Class or Classes of Certificates then Outstanding or, if there are no affected Classes of Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Originator's Interest, shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default;

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         (3)           such Owner or Owners have offered to the Trustee
                       reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

         (5) as long as any Class A Certificates are Outstanding, the Certificate Insurer consented in writing thereto; and


         (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificate Insurer or by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Originator's Interest;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

                       In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement.

                       Section 6.8. Unconditional Rights of Owners to Receive Distributions. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                       Section 6.9. Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any

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other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                       Section 6.10. Delay or Omission Not Waiver. No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement to any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the

Certificate Insurer or by the Owners, as the case may be.

                       Section 6.11. Control by Owners. The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding, with the consent of the Certificate Insurer (which may not be unreasonably withheld) or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Originator's Interest then Outstanding, with the consent of the Certificate Insurer (which may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Fund, including, but not limited to, those powers set forth in Section 6.3 and Section
8.20 hereof; provided that:

         (1) such direction shall not be in conflict with any rule of law or with this Agreement;

         (2) the Trustee shall have been provided with indemnity satisfactory to it; and

         (3) the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

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                                   ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                       Section 7.1. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Sub-Servicer and (b) payments made pursuant to the Certificate Insurance Policy. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.2(b) hereof, as part of the Trust Fund and shall apply it as provided in this Agreement.

                       Section 7.2. Establishment of Accounts. The Originator shall cause to be established, and the Trustee shall maintain, at the corporate trust office of the Trustee, a Certificate Account, a Pre-Funding Account, a Revolving Account and a Capitalized Interest Account, each to be held by the Trustee in the name of the Trust for the benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear.


                       Section 7.3. The Certificate Insurance Policy.

                       (a) (i) On each Determination Date the Trustee shall determine with respect to the immediately following Payment Date, the amount (the "Available Funds") to be on deposit in the Certificate Account on such Payment Date (excluding the amounts of any payments made pursuant to the Certificate Insurance Policy, the Trustee's Fee, the Servicing Fee and the Premium Amount) and equal to the sum of amounts described in Section 7.5(a) with respect to such immediately following Payment Date.

                       (b) If (i) the Available Funds for such Payment Date are not sufficient to pay the Class A Interest Distribution Amount and/or (ii) following the application of all Available Funds, on Overcollateralization Deficit would exist (either such event being an "Available Funds Shortfall"), the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for a payment in an amount equal to the aggregate Available Funds Shortfall.

                       (c) Upon receipt of payments made pursuant to the Certificate Insurance Policy from the Certificate Insurer

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on behalf of Owners, the Trustee shall deposit such payments in the Certificate
Account and shall distribute such payments, or the proceeds thereof, in accordance with Section 7.5 hereof to the Owners of the Class A Certificates of the related Class.

                       (d) The Trustee shall (i) receive payments made pursuant to the Certificate Insurance Policy as attorney-in-fact of each Owner of the Class A Certificates receiving any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to the Owners of such Class A Certificates as set forth in Section 7.5 hereof. The Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 7.5(b)(ix) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Owner of Class A Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes payments made pursuant to the Certificate Insurance Policy, either directly or indirectly (as by paying through the Trustee), to the Owners of such Class A Certificates, the Certificate Insurer will be entitled to receive such related Reimbursement Amount.

                       Section 7.4. Pre-Funding Account and Capitalized Interest Account. (a) On the Closing Day, the Trustee will deposit from the proceeds of the sale of the Class A Certificates, on behalf of the Owners of the Class A Certificates and the Certificate Insurer, in the Pre-Funding Account, the Original Pre-Funded Amount and in the Capitalized Interest Account, the Capitalized Interest Account Deposit.


                       (b) On each Pre-Funding Transfer Date, the Originator shall instruct the Trustee to withdraw from the Pre-Funding Account and release to the Originator an amount equal to 100% of the Principal Balance of the Pre-Funded Mortgage Loans transferred to the Trust on such Pre-Funding Transfer Date upon satisfaction of the conditions set forth in Section 3.8 hereof with respect to such transfer.

                       (c) On the Payment Dates occurring in December, 1996, January, 1997 and February, 1997, the Trustee shall transfer from the Pre-Funding Account to the Certificate Account the Pre-Funding Earnings, if any, applicable to each such Payment Date.

                       (d) On each Payment Date occurring during the Pre-Funding Period and the Revolving Period, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account the Capitalized Interest Requirement, if any, for such Payment Dates.

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                       (e) With respect to the Payment Dates in December 1996
and January 1997, if the Originator delivers a sufficient number of Subsequent Mortgage Loans to satisfy its obligations hereunder, any amount remaining in the Capitalized Interest Account in excess of the Capitalized Interest Revolving Period Amount shall be released to the Originator on such Payment Date.

                       On the Payment Date which immediately follows the end of the Revolving Period, and following any withdrawals from the Capitalized Interest Account on such Payment Date, the Capitalized Interest Account shall be closed and any remaining amount on deposit therein shall be paid to the Owner of the Originator's Interest.

                       Section 7.5. Flow of Funds. (a) The Trustee shall deposit to the Certificate Account, without duplication, upon receipt, (i) any payments made pursuant to the Certificate Insurance Policy, (ii) the proceeds of any liquidation of the assets of the Trust, the Monthly Remittance Amount remitted by the Master Servicer or any Sub-Servicer, together with any Substitution Amounts, and any Loan Purchase Price amounts received by the Trustee, (iii) on the Payment Dates occurring in December, 1996, January, 1997 and February 1997, the Pre-Funding Earnings transferred by the Trustee pursuant to Section 7.4(c) hereof, (iv) the Capitalized Interest Requirement to be transferred on such Payment Dates from the Capitalized Interest Account, pursuant to Section 7.4(d) hereof and (v) the portion of the amount, if any, to be transferred on such Payment Date from the Pre-Funding Account, pursuant to Section 7.5(b)(vi) hereof and (vi) the amounts, if any, transferred from the Revolving Account pursuant to Sections 7.5(b)(vi), (vii), (viii) and (x) hereof.

                       (b) With respect to the Certificate Account, on each Payment Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:


         (i)           first, to the Trustee, the Trustee's Fee then due;

         (ii) second, to the Owner of the Originator's Interest, the Originator's Current Amount, if any, for such Payment Date;

         (iii) third, from amounts then on deposit in the Certificate Account, the Premium Amount for such Payment Date.

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         (iv)          fourth, to the Owners of the Class A Certificates, the
                       Class A Interest Distribution Amount for such Payment
                       Date;

         (v) fifth, to the Owners of the Class A Certificates, as a distribution of principal, the Overcollateralization Deficit for such Payment Date;

         (vi) sixth, if such Payment Date is the first Payment Date following the end of the Pre-Funding Period, to the Owners of the Class A Certificates as a distribution of principal any amount remaining in the Pre-Funding Account (after taking into account all transfers of Subsequent Mortgage Loans on or prior to such Payment Date); provided, that if such remaining amount is less than $100,000, such amount shall be deposited in the Revolving Account and shall be deemed to be on deposit in the Revolving Account on such Payment Date; provided that, if the amount on deposit in the Revolving Account exceeds $3,000,000, the amount of such excess shall be distributed to the Owners of the Class A Certificates as a distribution of principal;

         (vii) seventh, for each Payment Date during the Revolving Period to the Owner of the Originator's Interest, in exchange for the Originator's transfer as of such Payment Date of the Additional Mortgage Loans, an amount equal to the lesser of (A) the sum of (i) Net Principal Collections for the related Remittance Period and (ii) the amount on deposit in the Revolving Account at the opening of business on such Payment Date and (B) the aggregate Principal Balance as of the related Subsequent Cut-Off Date of all Additional Mortgage Loans relating to such Payment Date; provided, that if the amount described in clause (A) exceeds the amount described in clause (B), an amount equal to such excess shall be deposited to (or retained in) the Revolving Account and shall be deemed to be on deposit in the Revolving Account on such Payment Date; provided that, if the amount on deposit in the Revolving Account exceeds $3,000,000, the amount of such excess shall be distributed to the Owners of the Class A

                       Certificates as a distribution of principal;

         (viii) eighth, for each Payment Date during the Amortization Period, to the Owners of the Class A Certificates as a distribution of principal,

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                       the Scheduled Principal Distribution Amount for such
                       Payment Date; plus, if such Payment Date is the first Payment Date occurring during the Amortization Period, all amounts then on deposit in the Revolving Account, after taking into account any deposits thereto and any withdrawals therefrom on such Payment Date;

         (ix) ninth, to the Certificate Insurer, the Reimbursement Amount, if any, then due to it;

         (x)           tenth,

                       (A)       during the Revolving Period,

                                 (1)       to the Originator, in exchange for
                                           the Originator's assignment as of
                                           such Payment Date of the O/C Mortgage
                                           Loans, to the extent available, up to
                                           an amount equal to the lesser of (a)
                                           the Overcollateralization Deficiency
                                           Amount for such Payment Date; and (b)
                                           the Principal Balance as of the
                                           related Subsequent Cut-Off Date of
                                           all such available O/C Mortgage
                                           Loans, or

                                 (2)       to the extent not released to the
                                           Originator in exchange for the
                                           Originator's assignment as of such
                                           Payment Date of the O/C Mortgages, to
                                           the Revolving Account up to an amount
                                           equal to the Overcollateralization
                                           Deficiency Amount, or

                                 (3) if, on such Payment Date, the amount on deposit in the Revolving Account (after taking into account any deposits thereto and any withdrawals therefrom on such Payment Date) exceeds $3,000,000, to the Owners of the Class A Certificates as a distribution of principal the amount of such excess.


                       (B) During the Amortization Period, to the Owners of the Class A Certificates as a distribution of principal up to an amount

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                                 equal to the Overcollateralization Deficiency
                                 Amount (the "Accelerated Principal Payment");

         (xi) eleventh, to the Master Servicer, reimbursement for Servicing Advances to the extent not previously reimbursed and reimbursement for Servicing Advances which have been deemed Nonrecoverable Advances;

         (xii) twelfth, to the Owners of the Class A Certificates, the amount of any Net Funds Cap Carry-Forward Amount then due; and

         (xiii) thirteenth, to the holder of the Originator's Certificate, any amount remaining on deposit in the Certificate Account.

                       Section 7.6. Investment of Accounts. (a) So long as no event described in Sections 8.20(a) or (b) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Certificate Insurer, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. During the continuance of an event described in Sections 8.20(a) or (b) hereof and following any removal of the Master Servicer, the Certificate Insurer shall direct such investments. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

                       (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

                       (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

                       (d) The Trustee shall hold funds in the Accounts held by the Trustee uninvested upon the occurrence of either of the following events:

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                       (i) the Master Servicer or the Certificate Insurer, as
         the case may be, shall have failed to give investment directions to the Trustee within ten days after receipt of a written request for such directions from the Trustee; or

                       (ii) the Master Servicer or the Certificate Insurer, as the case may be, shall have failed to give investment directions to the Trustee during the ten-day period described in clause (i) preceding, by 11:15 a.m. New York time (or such other time as may be agreed by the Master Servicer or the Certificate Insurer, as the case may be, and the Trustee) on any Business Day (any such investment by the Trustee pursuant to this clause (ii) to mature on the next Business Day after the date of such investment).

                       (e) For purposes of investment, the Trustee shall aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be deposited, pro rata, in the Accounts immediately on receipt, and any loss resulting from such investments shall be charged, pro rata, to the Accounts.

                       Section 7.7. Eligible Investments. The following are Eligible Investments:

                       (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

                       (b) Federal Housing Administration debentures.

                       (c) FHLMC participation certificates and senior debt obligations.

                       (d) Federal Home Loan Banks' consolidated senior debt obligations.

                       (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations.

                       (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 by Moody's.

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                       (g) Investment agreements approved by the Certificate
Insurer provided:


                       1. The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by S&P, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting such rating requirements, and

                       2. Monies invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                       3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

                       4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

                       5. The Trustee and the Certificate Insurer receive an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

                       (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by S&P and P-1 or better by Moody's.

                       (i) Investments in money market funds rated AAAm or AAAm-G by S&P and AAA or P-1 by Moody's.

                       (j) Investments approved in writing by the Certificate Insurer and acceptable to Moody's and S&P.

Provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

                       Section 7.8. Reports by Trustee. [Revise] (a) On each Payment Date the Trustee shall provide to each Owner, to the Master Servicer, to the Certificate Insurer, to

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each Underwriter, to the Originator, to the Sponsor, to S&P and to Moody's a
written report in substantially the form set forth as Exhibit J hereto, as such form may be revised by the Trustee, the Master Servicer, Moody's and S&P from time to time, but in every case setting forth the information requested on Exhibit J hereto and the following information:


                       (i) the Class A Certificate Distribution Amount;

                       (ii) the amount of such distributions allocable to principal;

                       (iii) the amount of such distributions allocable to interest and the related Class A Certificate;

                       (iv) the amount of any Unpaid Class A Certificate Interest Shortfall in such distribution;

                       (v) the amount of any Insured Payment included in the amounts distributed Certificates on such Payment Date;

                       (vi) information furnished by the Originator pursuant to
         Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                       (vii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

                       (viii) for Payment Dates during the Pre-Funding Period, the remaining Pre-Funded Amount;

                       (ix) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Mortgage Loans and that will be distributed to the Owners of the related class of certificates as principal, if any, on the immediately following Payment Date;

                       (x) the amounts, if any, of any Realized Losses for the related Remittance Period; and

                       (xi) the amount, if any, of principal in such distribution, separately stating the components thereof;

                       (xii) the Servicing Fee for such Payment Date;

                       (xiii) the Class A Principal Balance and the Pool Factor, each after giving effect to such distribution;

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                       (xiv) the Pool Balance as of the end of the preceding
         Remittance Period and the Pool Balance at the close of business on the last day of the related Remittance Period;

                       (xv) the Insured Payment, if any;

                       (xvi) the number and aggregate Principal Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Remittance Period;

                       (xvii) the book value (within the meaning of 12 C.F.R. ss. 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                       (xviii) the Class A Pass-Through Rate applicable to the distribution on the following Payment Date;

                       (xix) the number and principal balances of any Mortgage Loans retransferred to the Originator pursuant to (a) Section 3.6 and
         (b) Section 3.9;

                       (xx) the Overcollateralization Deficit;

                       (xxi) the aggregate Principal Balance of the Subsequent Mortgage Loans for the related Remittance Period;

                       (xxii) the amount of the Accelerated Principal Payment, if any, for the related Payment Date;

                       (xxiii) the amount of any Net Funds Cap Carry-Forward Amount;

                       (xxiv) the amount of any Step-Down Amount;

                       (xxv) the amount of the Originator's Interest; and

                       (xxvi) the amount of the Non-Subordinated Originator's Interest.

                       Items (i) through (iii) above shall, with respect to each Class of Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

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                       (b) In addition, on each Payment Date the Trustee will
distribute to each Owner, to the Certificate Insurer, to each Underwriter, to the Master Servicer, to the Originator, to S&P and to Moody's, together with the information described in Subsection (a) preceding, the following information as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Remittance Date:

                       (i) the total number of Mortgage Loans and the Principal Balances thereof, together with the number, aggregate Principal

         Balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balance of the Mortgage Loans) of the aggregate Principal Balance of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

                       (ii) the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balance of the Mortgage Loans) of the aggregate Principal Balance of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                       (iii) the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balance of the Mortgage Loans) of the aggregate Principal Balance of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                       (iv) the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balance of the Mortgage Loans) of the aggregate Principal Balance of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

                       (v) the book value of any REO Property.

                       (c) The foregoing reports shall be sent be to an Owner only insofar as such Owner owns a Certificate.

                       Section 7.9. Additional Reports by Trustee. (a) The Trustee shall report to the Originator, the Master

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Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Originator, the Master Servicer or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Originator, the Master Servicer or the Certificate Insurer, transmit promptly to the Originator, the Master Servicer and the Certificate Insurer copies of all accounting of aggregate receipts in respect of the Mortgage Loans furnished to it by the Master Servicer pursuant to Section 8.8(d)(ii) hereof and shall notify the Originator, the Master Servicer and the Certificate Insurer if any such receipts have not been received by the Trustee.


                       (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in
Section 3.3(a) hereof. On the date that is eighteen months after the Closing Day, the Trustee shall provide the Certificate Insurer with a written report of all of such inaccuracies to such date of which it has actual knowledge, without independent investigation, and of the action taken by the Originators under
Section 3.4(b) hereof with respect thereto.

                       (c) On a quarterly basis during the Revolving Period, commencing on February 26, 1997 the Master Servicer shall deliver to the Certificate Insurer, Moody's and S&P a mortgage portfolio tape containing the characteristics of all Subsequent Mortgage Loans added to the Trust since the Closing Date.

                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

                  Section 8.1.  Master Servicer and Sub-Servicers.

                       (a) Advanta Mortgage Corp. USA agrees to act as the Master Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

                       (b) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Certificate Insurer and shall have full power and authority, acting alone or through one or more Sub-Servicers, to do any and all things in connection with such servicing and

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administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer, in its own name or the name of a Sub-Servicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Owners, the Certificate Insurer and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages in accordance with the terms of this Agreement. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its Sub-Servicers with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

                       In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Master Servicer pursuant to this Agreement.

                       Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the property securing a Credit Line Agreement and foreclosure costs may be added by the Master Servicer to the amount owing under such Credit Line Agreement where the terms of such Credit Line Agreement so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Credit Line Agreement and the Mortgage Loan secured by the Credit Line Agreement or distributions to be made to Owners. Such costs shall be recoverable by the Master Servicer pursuant to Section 8.9 and 8.13.

                       (c) Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners, the Certificate Insurer and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Properties, including consenting to the placement of a lien senior to that of any Mortgage on the related Mortgaged Property; provided, that,

                       (x) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to

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         the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

                       (y) the Mortgage relating to such Mortgage Loan was in a second lien position as of the related Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount and interest rate of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount and interest rate of such existing first mortgage loan at the date of origination of such Mortgage Loan;

         provided, further, that such senior lien does not secure a note that provides for negative amortization. Notwithstanding the foregoing, the Master Servicer can consent to the placing of liens senior to that of a Mortgage on the related Mortgaged Property only if the Combined Loan-to-Value and second mortgage ratio is less than or equal to the original Combined Loan-to-Value and second mortgage ratio; provided, however, the Master Servicer may consent to the placing of a senior lien on up to 3.7% of the Mortgage Loans if the Combined Loan-to-Value will not increase to greater than 80%; provided, further that the

         Master Servicer may only approve modifications if the related Mortgagor has used the Credit Line Agreement in the past twelve months and has made timely payments, the current characteristics of the related Mortgagor are consistent with the Accepted Servicing Practices and the Master Servicer receives verbal verification of employment of the related Mortgagor.

                       At the written direction of the Originator, the Master Servicer may also, without prior approval from the Rating Agencies or the Certificate Insurer, increase the Credit Limits on Mortgage Loans provided that
(i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios or the Mortgage Loans as of the related Cut-Off Date, (ii) such increases are consistent with the Accepted Servicing Practices, (iii) the related Mortgagor has used the Credit Line Agreement in the past twelve months and has made timely payments and (iv) the Master Servicer receives verbal verification of employment of the related Mortgagor. In addition, the Master Servicer, at the written direction of the Originator may increase the

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Credit Limits on Mortgage Loans having aggregate balances of up to 5% of the aggregate Cut-Off Date Pool Balance, without obtaining new appraisals provided that (i) the increase in the Credit Limit does not cause the Combined Loan-to-Value Ratios of the Mortgage Loans to exceed 80%, (ii) the increase is consistent with Accepted Servicing Practices, (iii) the related Mortgagor has used the Credit Line Agreement in the past twelve months and has made timely payments and (iv ) the Master Servicer receives verbal verification of employment of the related Mortgagor.

                       Furthermore, the Master Servicer may, without prior approval from the Rating Agencies and the Certificate Insurer solicit Mortgagors for a reduction in Loan Rates of no more than .50%; provided that the Master Servicer can only reduce such Loan Rates on up to 5% of the Mortgage Loans by Pool Balance. Any such solicitations shall not result in a reduction in the weighted average Margin of the Mortgage Loans in the pool by more than 2.5 basis points taking into account any such prior reductions.

                       Subject to the above limitations, the Master Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor; provided, that such changes (i) do not materially and adversely affect the interests of Owners or the Certificate Insurer and (ii) are consistent with Accepted Servicing Practices.

                       In addition to the foregoing, the Master Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans; provided, that such changes (i) do not materially and adversely affect the interest of Owners or the Certificate Insurer and (ii) are consistent with Accepted Servicing Practices. Nothing herein shall limit the right of the Master Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.


                       The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                       In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Master Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

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

                       (d) The Master Servicer may consent to any modification of the terms of any Credit Line Agreement not expressly prohibited hereby if the effect of any such modification will not be to affect materially and adversely the security afforded by the related Mortgaged Property, the timing of receipt of any payments required hereby or the interests of the Certificate Insurer;

                       (e) The Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

                       (f) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property on behalf of the Trustee, and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that Section 8.14(a) shall constitute a power of attorney from the Trustee to the Master Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 8.13 and 8.14, the Trustee shall furnish the Master Servicer and any Sub-Servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

                       (g) The Master Servicer shall give prompt notice to the Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

                       (h) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing

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of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 8.9 and in Section 7.5(b)(xi) hereof.


                       Section 8.2. Collection of Certain Mortgage Loan Payments. (a) In accordance with Accepted Servicing Practices and subject to the limitations set forth in Section 8.1, the Master Servicer may in its discretion
(i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor nor extend the maturity of any Mortgage Loan beyond the Payment Date in December 2020; or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act, as amended, in accordance with the Master Servicer's general policies of the comparable mortgage loans subject to such Act.

                       (b) The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Credit Line Agreement.

                       Section 8.3. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers. The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution which is acceptable to the Certificate Insurer in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Master Servicer shall give notice to the Certificate Insurer of the appointment of any Sub-Servicer and shall furnish to the Certificate Insurer a copy of the Subservicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

                       Section 8.4. Successor Sub-Servicers. The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either directly service the related Mortgage

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Loans itself or enter into a Sub-Servicing Agreement with a successor
Sub-Servicer that qualifies under Section 8.3.

                       Section 8.5. Liability of Master Servicer. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's or any Sub-Servicer's negligence.

                       Section 8.6. No Contractual Relationship Between Sub-Servicer and Trustee or the Owners. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Certificate Insurer, the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.7.

                       Section 8.7. Assumption or Termination of Sub-Servicing Agreement by Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Trustee at its option.

                       The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

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                       Section 8.8. Principal and Interest Account.

                       (a) The Master Servicer and/or each Sub-Servicer, as applicable, shall establish in the name of the Trust for the benefit of the Owners of the Certificates and the Certificate Insurer and maintain at one or more Designated Depository Institutions the Principal and Interest Account.

                       Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-Servicer shall deposit all receipts related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt).

                       On the Closing Day, and on each Subsequent Transfer Date and each Transfer Date, the Originator shall cause the Master Servicer to deposit to the Principal and Interest Account all receipts related to the related Mortgage Loans received after the Initial Cut-Off Date or related Replacement Cut-Off Date or related Subsequent Cut-Off Date, as the case may be.

                       (b) All funds in the Principal and Interest Account may only be held (i) uninvested, up to the limits insured by the FDIC or (ii)

invested in Eligible Investments. The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Owners of the Certificates and the Certificate Insurer. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer and may only be withdrawn from the Principal and Interest Account by the Master Servicer immediately following the remittance of the Monthly Remittance Amounts by the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. The Master Servicer shall deposit the amount of any investment losses immediately into the Principal and Interest Account as realized.

                       (c) Subject to Subsection (e) below, the Master Servicer shall deposit to the Principal and Interest Account all principal and interest collections on the Mortgage Loans received on or after the Initial Cut-Off Date or related Subsequent Cut-Off Date, as the case may be, including any Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer with respect to the Mortgage Loans and other recoveries or amounts related to the Mortgage Loans received by the Master Servicer, together with any amounts which are reimbursable from the Principal and Interest Account, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 8.15 hereof, (ii) principal (including

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Prepayments) collected on the related Mortgage Loans prior to the Initial
Cut-Off Date or related Subsequent Cut-Off Date, as the case may be, (iii) interest accruing on the related Mortgage Loans prior to the Initial Cut-Off Date or related Subsequent Cut-Off Date, as the case may be and (iv) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the Principal Balance of the related Mortgage Loan.

                       (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                  (A) to effect the timely remittance to the Trustee of the Monthly Remittance Amounts due on the Remittance Date;

                  (B) to pay to itself from any funds in the Principal and Interest Account any accrued and unpaid Servicing Fees and reimburse itself pursuant to Section 8.9(a) hereof for unreimbursed Servicing Advances and Servicing Advances which have been deemed Nonrecoverable Advances;

                  (C) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                  (D) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and


                  (E) to clear and terminate the Principal and Interest Account following the termination of the Trust Fund pursuant to
                       Article X.

                       (ii) On the tenth day of each month, the Master Servicer shall send to the Trustee a report, in the form of a computer tape, detailing the aggregate payments on the total Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Trustee from time to time.

                       (iii) On each Remittance Date the Master Servicer shall remit to the Trustee by wire transfer, or otherwise make funds available in immediately available funds, the Interest Remittance Amount and the Principal Remittance Amount.

                       (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Certificate Insurer, Moody's and S&P, then

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the requirement to maintain the Principal and Interest Account may be waived by an instrument signed by the Certificate Insurer, S&P and Moody's, and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Principal and Interest Account, on such terms and subject to such conditions as the Certificate Insurer, Moody's and S&P may permit.

                       Section 8.9. Servicing Advances. The Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of REO Property, but is only required to pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds, and (y) as provided in Section 7.5(b)(xi) hereof.

                       Section 8.10. Purchase of Mortgage Loans. The Master Servicer may, but is not obligated to, purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to 90 days or more or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or by any Sub-Servicer pursuant to Section 8.13. Any such Loan so purchased shall be purchased by the Master Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

                       Section 8.11. Maintenance of Insurance. (a) The Master

Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value of the Mortgaged Property.

                       (b) If the Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally

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acceptable carrier in an amount representing coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding Principal Balance of the Mortgage Loan or (ii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Certificate Insurer out of the Master Servicer's own funds for any loss to the Trust and the Certificate Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section.

                       It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Credit Line Agreement or the distributions to be made to the Owners. Such costs shall be recoverable by the Servicer pursuant to Section 8.9.

                       (c) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 8.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this
Section 8.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the preceding paragraphs of this Section 8.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11 and the amount paid under such blanket policy. Upon the request of the Trustee or the Certificate Insurer, the Master Servicer shall cause to be delivered to the Trustee or the Certificate Insurer, a certified true copy of such policy.

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                       Section 8.12. Due-on-Sale Clauses; Assumption and
Substitution Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Credit Line Agreement; provided, however, that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Owners or of the Certificate Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Credit Line Agreement and, unless prohibited by applicable law or any of the agreements, guaranties or assignments relating to the Mortgage Loans contained in the Advanta Mortgage Files, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Credit Line Agreement; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or


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paid to the Master Servicer as additional servicing compensation.

                       Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

                       Section 8.13. Realization Upon Defaulted Mortgage Loans.
(a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to
Section 8.10. In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.9 hereof.

                       Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

                       (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on

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account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan" and shall promptly deliver to the Certificate Insurer a related Liquidation Report with respect to such Mortgage Loan.

                       Section 8.14. Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of the Principal Balance of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master Servicer's Trust Receipt, the Trustee shall promptly release the related Mortgage File, in trust to (i) the Master Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by the Master Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Credit Line Agreement, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer may prepare and submit to the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

                       (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Master Servicer and delivery to the Trustee of a Master Servicer's Trust Receipt, release the related Mortgage File to the Master Servicer and

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shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided, that there shall not be released and unreturned at any one time more than 10% of the entire number of Mortgage Files. The Trustee shall complete in the name of the Trustee any endorsement in blank on any Credit Line Agreement prior to releasing such Credit Line Agreement to the Master Servicer. Such receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, a copy of the Master Servicer's Trust Receipt shall be released by the Trustee to the Master Servicer.

                       (c) The Master Servicer shall have the right to approve applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations to Mortgaged Properties and (iii) removal, demolition or division of Mortgaged Properties. No application for approval shall be considered by the Master Servicer unless: (x) the provisions of the related Credit Line Agreement and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Certificate Insurer) and the Mortgagor's debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio specified as the then-current maximum levels under the Originator's underwriting guidelines for a similar credit grade borrower and (z) the lien priority of the related Mortgage is not adversely affected. Upon receipt by the Trustee and the Certificate Insurer of an Officer's Certificate executed on behalf of the Master Servicer setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Master Servicer the consent or partial release so requested by the Master Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Master Servicer pursuant to this paragraph.

                       (d) No costs associated with the procedures described in this Section 8.14 shall be an expense of the Trust.

                       (e) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Certificate Insurer, Moody's and S&P pursuant to Section 3.5(k) hereof.

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                       (f) Each Master Servicer's Trust Receipt may be delivered
to the Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Trustee shall mutually agree. The Trustee shall promptly release the related Mortgage File(s) within five (5) to seven (7) business days of receipt of a properly completed Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or (iii) above or such shorter period as may be agreed upon by the Master Servicer and the Trustee. Receipt of a Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or (iii) above shall be authorization to the Trustee to release such Mortgage Files, provided the Trustee has determined that such Master Servicer's Trust Receipt has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an Authorized Officer of the Master Servicer or any Sub-servicer, and so long as the Trustee complies with its duties and obligations under this Agreement. If the Trustee is unable to release the Mortgage Files within the time frames previously specified, the Trustee shall immediately notify the Master Servicer or any Sub-servicer indicating the reason for such delay, but in no event shall such notification be later than five business days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due solely to the Trustee's negligent failure to release the related Mortgage File or the Trustee's negligent failure to execute and release documents in a timely manner, the Trustee shall be liable for such penalties or damages.

                       On each day that the Master Servicer remits to the Trustee Master Servicer's Trust Receipts pursuant to clauses (ii) or (iii) above, the Master Servicer or any Sub-servicer shall also submit to the Trustee a summary of the total amount of such Master Servicer's Trust Receipts requested on such day by the same method as described in such clauses (ii) or (iii) above.

                       Section 8.15. Servicing Compensation. As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, Termination Fees, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.8(c)(v) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

                       Section 8.16. Annual Statement as to Compliance. The Master Servicer, at its own expense, will deliver to the Trustee, Certificate Insurer, S&P and Moody's, on or before

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the fifteenth of April of each year, commencing in 1997, an Officer's
Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

                       Section 8.17. Annual Independent Certified Public Accountants' Reports. On or before the fifteenth of April of each year, commencing in 1997, the Master Servicer, at its own expense, shall cause to be delivered to the Trustee, the Certificate Insurer, S&P and Moody's a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance substantially in compliance with the testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations substantially in compliance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

                       Section 8.18. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide to the Trustee, the Certificate Insurer, the FDIC and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

                       Upon any change in the format of the computer tape maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such computer tape to the Trustee and in addition shall provide a copy of such computer tape to the Trustee and the Certificate Insurer at such other times as the Trustee or the Certificate Insurer may reasonably request.

                       Section 8.19. Assignment of Agreement. The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and Certificate Insurer, which such consent shall not be unreasonably withheld; provided,

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however, that any assignee must meet the eligibility requirements set forth in
Section 8.20(g) hereof for a successor servicer. Notice of any such assignment shall be given by the Master Servicer to the Trustee, the Certificate Insurer and Moody's.

                       Section 8.20. Removal of Master Servicer; Resignation of Master Servicer. (a) The Trustee (or the Owners pursuant to Section 6.11 hereof), each with the consent of the Certificate Insurer, or the Certificate

Insurer may remove the Master Servicer upon the occurrence of any of the following events:

                       (i) The Master Servicer shall fail to deliver to the Trustee any proceeds or required payment, which failure continues unremedied for three Business Days following written notice to an Authorized Officer of the Master Servicer from the Trustee or from any Owner.

                       (ii) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due,
         (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing;

                       (iii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or

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         any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

                       (iv) The Master Servicer shall fail to perform any one or more of its obligations hereunder and shall continue in default thereof for a period of sixty (60) days after notice by the Trustee or the Certificate Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or


                       (v) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 which materially and adversely affects the interests of the Owners or Certificate Insurer for a period of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

                       (b) The Certificate Insurer may remove the Master Servicer upon the occurrence of any of the following events:

                       (i) the failure by the Master Servicer to make any required Servicing Advance which failure continues for thirty (30) days or more after written notice from the Certificate Insurer; or

                       (ii) the failure by the Master Servicer to perform any one or more of its material obligations hereunder, which failure continues for sixty (60) or more days after written notice from Certificate Insurer;

                       (iii) failure on the part of the Master Servicer to make a payment or deposit required under this Agreement within three Business Days after the date such payment or deposit is required to be made;

                       (iv) if on any Payment Date the net cumulative Realized Losses since the Closing Date equal or exceed 5% of the aggregate Principal Balance of the Mortgage Loans;

                       (v) if the cumulative Realized Losses over any twelve-month period exceed 2% of the average aggregate Principal Balance of the Mortgage Loans as of the close

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         of Business on the last day of each of the twelve preceding Remittance
         Periods; or

                       (vi) if the three month moving average of the 90-day delinquency rate exceeds 7%;

provided, however, that prior to any removal of the Master Servicer by the Certificate Insurer pursuant to clauses (i) or (ii) of this Section 8.20(b), the Master Servicer shall first have been given by the Certificate Insurer and by registered or certified mail, notice of the occurrence of one or more of the events set forth in clauses (i) or (ii) above and the Master Servicer shall not have remedied, or shall not have taken actions satisfactory to the Certificate Insurer to remedy, such event or events within 30 days with respect to clause
(i) (60 days with respect to clause (ii)) after the Master Servicer's receipt of such notice (provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period in each case may be extended with the written approval of the Certificate Insurer).

                       (c) The Master Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual written consent of the Sponsor, the Master Servicer, the Certificate Insurer and the Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

                       (d) No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section.

                       (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

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                       (f) Any collections received by the Master Servicer after
removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Master Servicer.

                       (g) Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.15; provided, however, that if the Trustee acts as successor Master Servicer then the Originator agrees to pay to the

Trustee at such time that the Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Fund. The Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Originator, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Originator.

                       (h) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all

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costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

                       (i) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

                       (j) The Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Servicing Advances which the Master Servicer has theretofore failed to pay with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee shall only be required to make

Servicing Advances if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

                       (k) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to Moody's and S&P of the transfer of the servicing to the successor.

                       (l) The Trustee shall give notice to the Certificate Insurer, Moody's and S&P and to the Owners of the occurrence of any event specified in Section 8.20(a) of which the Trustee has knowledge.

                       Section 8.21. Inspections by Certificate Insurer; Errors and Omissions Insurance. (a) At any reasonable time and from time to time upon reasonable notice, the Certificate

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Insurer, the Trustee, or any agents or representatives thereof may inspect the
Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors. The reasonable costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Master Servicer.

                       (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

                       Section 8.22. Merger, Conversion, Consolidation or Succession to Business of Master Servicer. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.20(g).

                       Section 8.23. Notices of Material Events. The Master Servicer shall give prompt notice to the Certificate Insurer, the Trustee, Moody's and S&P of the occurrence of any of the following events:

                       (a) Any default or any fact or event which results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Sponsor, any Originator or the Master Servicer under any Transaction Document or would constitute a material breach of a representation, warranty or covenant under any Transaction Document;


                       (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Originator, the Sponsor, the Master Servicer or AMHC in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any the Originator's, Sponsor's, the Master Servicer's or AMHC's ability to perform its obligations under any Transaction Document;

                       (c) The commencement of any proceedings by or against the Originator, the Sponsor, the Master Servicer or AMHC under any applicable bankruptcy, reorganization,

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liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Originator, the Sponsor, the Master Servicer or AMHC; and

                       (d) The receipt of notice from any agency or governmental body having authority over the conduct of any of the Originator's, the Sponsor's, the Master Servicer's or the AMHC's business that the Originator, Sponsor, the Master Servicer or AMHC is to cease and desist, or to undertake any practice, program, procedure or policy employed by the Originator, Sponsor, the Master Servicer or AMHC in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of the Originator's, the Sponsor's, the Master Servicer's or AMHC's business or its ability to perform under the Transaction Documents or materially adversely affect the financial affairs of the Originator, Sponsor, the Master Servicer or AMHC.

                                   ARTICLE IX

                              TERMINATION OF TRUST

                       Section 9.1. Termination of Trust. The Trust created hereunder and all obligations created by this Agreement will terminate on the Payment Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Payment Date on which the Class A Principal Balance shall have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional transfer to the Originator of the Class A Certificates, as described in
Section 9.2, and (iv) the Payment Date in December, 2021. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.5.

                       Section 9.2. Termination Upon Option of Master Servicer.

(a) The Class A Certificates shall be subject to optional transfer to the Originator on any Payment Date after the Class A Principal Balance has been reduced to an amount less than or equal to $5,000,000 (10% of the Original Class A Principal Balance) and all amounts due and owing to the Certificate Insurer as the Reimbursement Amount have been paid. Such transfer shall only be permitted if the Originator

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delivers to the Trustee an amount equal to the sum of the outstanding Class A
Principal Balance and accrued and unpaid interest thereon at the Class A Interest Rate through the day preceding the final Payment Date plus all Reimbursement Amounts (such amount, the "Termination Price"). In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                       (b) Promptly following any such purchase, the Trustee will release the Mortgage Files to the Master Servicer, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

                       (c) Advanta National Bank USA may not participate in any purchase described in this Section 9.2, or fund any portion of the purchase price, unless the then-outstanding Principal Balances of the Mortgage Loans in the Trust Fund is less than or equal to five percent of the sum of the aggregate Loan Balances of all Mortgage Loans in the Trust Fund as of the Initial Cut-Off Date and the Original Pre-Funded Amount.

                       Section 9.3. Tax Treatment. It is the intention of the Originator, the Sponsor and the Owners of the Class A Certificates that the Class A Certificates will be indebtedness of the Originator for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Originator, the Sponsor, the Trustee and each Owner of a Class A Certificate by acceptance of its Class A Certificate (by virtue of such Owner's acquisition of a beneficial interest therein) agrees to treat the Class A Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Originator secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Class A Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Class A Certificate through it to comply with this Agreement as to treatment of the Class A Certificates as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee will prepare and file all tax reports required hereunder.

                       Section 9.4. Rapid Amortization Events. If any one of the following events shall occur:

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                       (a) failure on the part of the Originator (i) to make any
payment or deposit required by the terms of this Agreement, on or before the date occurring three Business Days after the date such payment or deposit is required to be made herein, or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Originator set forth in this Agreement, which failure, in the case of clause (ii), continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator by the Trustee, and the Trustee by the Certificate Insurer or the Holders of Class
A Certificates evidencing Percentage Interests aggregating not less than 51%;

                       (b) any representation or warranty made by the Originator in this Agreement shall prove to have been incorrect in any material respect when made, and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator, by the Trustee, or to the Originator and the Trustee by either the Certificate Insurer or the Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that a Rapid Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Originator has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional 60 days) with the consent of the Trustee and the Certificate Insurer) in accordance with the provisions hereof;

                       (c) the Originator shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Originator, or of or relating to all or substantially all of such Person's property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Originator and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Originator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

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                       (d) the Trust shall become subject to regulation as an
"investment company" under the Investment Company Act of 1940, as amended;

                       (e) a claim is made under the Certificate Insurance Policy, or

                       (f) the removal of the Master Servicer following the

occurrence of an event permitting removal of the Master Servicer pursuant to
Section 8.20 thereof;

then, in the case of any event described in subparagraph (a), (b) or (f) after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee with the consent of the Certificate Insurer, the Certificate Insurer or the Holders of Class A Certificates with the consent of the Certificate Insurer evidencing Percentage Interests aggregating more than 51%, by notice given in writing to the Certificate Insurer, the Originator and the Master Servicer (and to the Trustee if given by either the Certificate Insurer or the Class A Certificateholders) may declare that an early amortization event (a "Rapid Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraph (c), (d) or (e), a Rapid Amortization Event shall occur without any notice or other action on the part of the Trustee, the Certificate Insurer or the Class A Certificateholders, immediately upon the occurrence of such event.

                       Section 9.5. Additional Rights Upon the Occurrence of Certain Events.

                       (a) If the Originator voluntarily goes into liquidation or consents to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Originator or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Originator and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or the Originator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation or other

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event described above, an "Insolvency Event"), the Originator shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee, the Master Servicer and the Certificate Insurer of such Insolvency Event. Within 15 days of the receipt by the Trustee of the Originator notice of an Insolvency Event, the Trustee shall
(i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and (ii) send written notice to the Class A Certificateholders describing the provisions of this Section 9.4, which notice shall inform Owners of the Class A Certificates that unless the Certificate Insurer or (with the consent of the Certificate Insurer) more than 50% of all Owners of the Class A Certificates advise the Trustee in writing that they wish the Trustee to instruct the Master Servicer not to sell, dispose of or otherwise liquidate the Mortgage Loans within 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall instruct the Master Servicer to proceed to sell, dispose of, or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition of the Mortgage Loans as provided above with the highest bidder for the Mortgage Loans. The Originator shall be permitted to bid for the Mortgage Loans. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. Any such sale, disposition or liquidation will be servicing retained by the Master Servicer. The provisions of Sections 9.3 and 9.4 shall not be deemed to be mutually exclusive.

                       (b) The proceeds from the sale, disposition or liquidation of the Mortgage Loans pursuant to Section 9.4(a) above shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided, however, that such proceeds will, based on amounts specified in writing by the Master Servicer to the Trustee, first be paid to the Certificate Insurer to reimburse the Certificate Insurer for previously unreimbursed Reimbursement Amounts and other amounts owing under the Insurance Agreement; and provided, further, that the Certificateholders' Floating Allocation Percentage of such remaining proceeds shall be paid to Class A Certificateholders in the following amounts and order of priority:

                       (i) all accrued and unpaid interest on the Class A Principal Balance through the Interest Period immediately preceding the Payment Date on which such proceeds are distributed to the Class A Certificateholders; and

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                       (ii) an amount of principal up to the Class A Principal
         Balance.

The Policy shall cover any shortfall in the event such proceeds are insufficient to make payment of the Class A Principal Balance. On the day following the Payment Date on which such proceeds are distributed to the Class A Certificateholders, the Trust shall terminate.

                       Section 9.6. Disposition of Proceeds. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Fund pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing Servicing Fees, unreimbursed Servicing Advances theretofore funded by the Master Servicer from the Master Servicer's own funds shall be paid by the Trustee to the Master Servicer.

                       Section 9.7. Netting of Amounts. If any Person paying the Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.


                                    ARTICLE X

                                   THE TRUSTEE

                       Section 10.1. Certain Duties and Responsibilities.

                       (a) The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                       (b) Notwithstanding the appointment of the Master Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Master Servicer hereunder whether following the failure of the Master Servicer to perform, pursuant to Section 8.20 hereof or otherwise. Specifically, and not in limitation of the foregoing, the Trustee shall have the power:

                       (i)       to collect Mortgagor payments;

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                       (ii)      to foreclose on defaulted Mortgage Loans;

                       (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

                       (iv) to deliver instruments of satisfaction pursuant to Section 8.14;

                       (v)       to make Servicing Advances, and

                       (vi)      to enforce the Mortgage Loans.

                       (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                       (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                       (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and


                       (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

                       (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                       (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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                       (f) The permissive right of the Trustee to take actions
enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

                       (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken. The Trustee shall receive as compensation for its services hereunder such ordinary fees and reimbursement of expenses as are described in the fee quote letter, dated November 8, 1996 and executed by the Originator.

                       Section 10.2. Removal of Trustee for Cause. (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1)  the Trustee shall fail to distribute to the Owners

                       entitled thereto on any Payment Date amounts available for distribution in accordance with the terms hereof; or

                  (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Originator, the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests represented by the Originator's Interest, a written notice specifying

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                       such failure or breach and requiring it to be remedied;
                       or

                  (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

                  (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                  (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

                       The Originator shall give to the Certificate Insurer,

Moody's and S&P notice of the occurrence of any such event of which the Originator is aware.

                       (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer (x) the Originator or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates, may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.9 hereof.

                       Section 10.3. Certain Rights of the Trustee. Except as otherwise provided in Section 10.1 hereof:

                       (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution,

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         certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                       (b) any request or direction of the Originator, the Certificate Insurer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

                       (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                       (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

                       (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                       (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

                       (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it hereunder; and

                       (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers

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         under this Agreement other than as to validity and sufficiency of its authentication of the Certificates.

                       Section 10.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Originator and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to validity and sufficiency of its authentication of the Certificates.

                       Section 10.5. May Hold Certificates. The Trustee or any agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such agent.

                       Section 10.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Originator and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

                       Section 10.7. No Lien for Fees. The Trustee shall have no lien on the Trust Fund for the payment of any fees and expenses.

                       Section 10.8. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America or any such State having a rating or ratings acceptable to the Certificate Insurer and having (x) long-term, unsecured debt rated at least Baa3 by Moody's (or such lower rating as may be acceptable to Moody's) and (y) a long-term deposit rating of at least BBB from S&P (or such lower rating as may be acceptable to S&P). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth

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in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Originator with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

                       Section 10.9. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

                       (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Originator and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to Moody's and S&P. Upon receiving notice of resignation, the Originator, with the prior written consent of the Certificate Insurer, shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Originator, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                       (c) If at any time the Trustee shall cease to be eligible under Section 10.8 hereof and shall fail to resign after written request therefor by the Originator or by the Certificate Insurer, the Certificate Insurer or the Originator with the written consent of the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Originator, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                       (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates, or, if there are no Class A

Certificates then Outstanding, by such

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majority of the Percentage Interests represented by the Originator's Interest, may at any time, with the consent of the Certificate Insurer, remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Originator and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in
Section 11.3 hereof.

                       (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Originator, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

                       (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Originator shall promptly appoint a successor Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interest of the Originator's Interest delivered to the Originator and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Originator. If no successor Trustee shall have been so appointed by the Originator or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                       (g) The Originator shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

                       Section 10.10. Acceptance of Appointment by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Originator on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and

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stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Originator or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Originator on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                       Upon acceptance of appointment by a successor Trustee as provided in this Section, the Originator shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Originator shall send a copy of such notice to Moody's and S&P. If the Originator fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

                       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article X.

                       Section 10.11. Merger, Conversion, Consolidation or Succession to Business of the Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

                       Section 10.12. Reporting; Withholding. The Trustee shall timely provide to the Owners the Internal Revenue

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Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Originator, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.


                       Section 10.13. Liability of the Trustee. The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Originator, the Master Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Originator and Master Servicer covenant and agree to indemnify the Trustee, and by the Originator when the Trustee is acting as Master Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. Such indemnification shall survive the removal or resignation of the Trustee hereunder.

                       Section 10.14. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or Mortgaged Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Fund or separate Trustee or separate Trustees of any part of the Trust Fund,

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and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.20(a) or 8.20(b) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 10.8 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under
Section 10.8.


                       Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

                       (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

                       (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

                       (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

                       Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall

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be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

                       Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.


                       The Trustee shall give to Moody's and S&P, the Originator and the Certificate Insurer notice of the appointment of any Co-Trustee or separate Trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

                       Section 11.1. Compliance Certificates and Opinions. Upon any application or request by the Originator, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Originator, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

                       Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                       (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

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

                       (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

                       (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                       Section 11.2. Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                       Any certificate of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Originator or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Originator or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

                       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under

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

this Agreement, they may, but need not, be consolidated and form one instrument.

                       Section 11.3. Acts of Owners. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Originator. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

                       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

                       (c) The ownership of Certificates shall be proved by the Register.

                       (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

                       Section 11.4. Notices, etc. to Trustee. Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer or by the Originator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in Section 2.2 hereof.

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

                       Section 11.5. Notices and Reports to Owners; Waiver of Notices. Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

                       Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                       In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                       Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

                       Section 11.6. Rules by Trustee and Originator. The Trustee may make reasonable rules for any meeting of Owners. The Originator may make reasonable rules and set reasonable requirements for its functions.

                       Section 11.7. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

                       Section 11.8. Severability. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and

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

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                       Section 11.9. Benefits of Agreement. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                       Section 11.10. Legal Holidays. In any case where the date of any Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

                       Section 11.11. Governing Law. In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                       Section 11.12. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                       Section 11.13. Usury. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any

Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

                       Section 11.14. Amendment. (a) The Trustee, the Originator and the Master Servicer, may at any time and from time to time, with the prior approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, or (ii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner (without its written consent).

                       (b) The Trustee, the Originator and the Master Servicer may, at any time and from time to time, with the prior approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of changing the definition of "Specified Overcollateralization Amount"; provided, however, that no such change shall affect the weighted average life of the related Class of Class A Certificates (assuming an appropriate prepayment speed as determined by the Underwriter) by more than five percent, as determined by the Underwriter.

                       (c) This Agreement may also be amended by the Trustee, the Originator, and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no

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

such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

                       (d) The Certificate Insurer, the Owners, Moody's and S&P shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

                       Section 11.15. Acceptance of Obligations. The Originator, by its acceptance of the Originator's Interest, agrees to be bound by and to perform all the duties of the Originator set forth in this Agreement.

                       Section 11.16. The Certificate Insurer. The Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy except with respect to amendments to this Agreement pursuant to Section 11.14. During any period of suspension the Certificate Insurer's rights hereunder shall vest in the Owners of the Class A Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Class A Certificates then Outstanding. At such time as the Class A Certificates are no longer Outstanding hereunder and the Certificate Insurer has been reimbursed for all payments made pursuant to the Certificate Insurance

Policy to which it is entitled hereunder, the Certificate Insurer's rights hereunder shall terminate.

                       Section 11.17. Maintenance of Records. Each Originator and Owner of a Originator Certificate shall each continuously keep an original executed counterpart of this Agreement in its official records.

                       Section 11.18. Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

         The Trustee:                           Bankers Trust Company
                                                c/o Bankers Trust Company
                                                    of California, N.A.
                                                3 Park Plaza
                                                Irvine, CA  92714
                                                Attention: ADVANTA REVOLVING
                                                           1996-A
                                                Tel:  (714) 253-7575
                                                Fax:  (714) 253-7577

         The Sponsor:                           ADVANTA Mortgage Conduit
                                                  Services, Inc.
                                                16875 West Bernardo Drive
                                                San Diego, CA  92127
                                                Attention: Vice President -
                                                           Structured Finance
                                                Tel:  (619) 674-3356
                                                Fax:  (619) 674-3666

                                                with a copy addressed to the
                                                attention of the General
                                                Counsel at the same address.

         The Master Servicer:                  ADVANTA Mortgage Corp. USA
                                               16875 West Bernardo Drive
                                               San Diego, CA  92127
                                               Attention: Senior Vice President,
                                                            Loan Service
                                               Tel:  (619) 674-3356
                                               Fax:  (619) 674-3666

         The Originator:                       Advanta National Bank USA
                                               Brandywine Corporate Center
                                               650 Naamans Road
                                               Claymont, DE  19703
                                               Tel:  (302) 791-4400

         The Certificate
         Insurer        :                      MBIA Insurance Corporation
                                               113 King Street
                                               Armonk, New York  10504
                                               Attention:  Surveillance Dept.:
                                                             Structured Finance
                                                             Group (Advanta REV
                                                             HEL 96-A)
                                               Tel:  (914) 765-3111
                                               Fax:  (914) 765-3919

         Moody's:                              Moody's Investors Service
                                               99 Church Street
                                               New York, New York  10007
                                               Attention: The Home Equity
                                                            Monitoring
                                                            Department

         S&P:                                  Standard & Poor's Corporation
                                               26 Broadway
                                               15th Floor
                                               New York, New York  10004
                                               Attention: Surveillance Dept.

         Underwriter:                          Lehman Brothers, Inc.

                       IN WITNESS WHEREOF, the Sponsor, the Originator, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                                     as Sponsor

                                    By:
                                       --------------------------------------
                                       Name:  Mark T. Dunsheath
                                       Title: Vice President

                                     ADVANTA MORTGAGE CORP. USA, as Master
                                                     Servicer

                                      By:
                                         --------------------------------------
                                         Name:  Mark T. Dunsheath
                                         Title: Vice President

                                       ADVANTA NATIONAL BANK USA, as
                                                     Originator

                                       By:
                                          -------------------------------------
                                          Name: Mark T. Dunsheath
                                          Title: Vice President

                                       BANKERS TRUST COMPANY OF CALIFORNIA,
                                                     N.A., as Trustee

                                       By:
                                          -------------------------------------
                                          Name: Erin L. Deegan
                                         Title: Assistant Vice President

                        [Pooling and Servicing Agreement]

STATE OF CALIFORNIA   )
                      :  ss.:
COUNTY OF SAN DIEGO   )

                       On the ______ day of November, 1996, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that his/her address is c/o ADVANTA Mortgage Conduit Services, Inc., 16875 West Bernardo Drive, San Diego, California 92127; that he/she is the _______________ of each of ADVANTA Mortgage Conduct Services Inc. and of ADVANTA Mortgage Corp. USA, which are described in and which executed the above instrument; and that he/she signed his/her name thereto by order of the respective Board of Directors of said corporations.

                       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

                                             -----------------------------------
                                                         Notary Public

STATE OF CALIFORNIA )
                    :  ss.:
COUNTY OF ORANGE    )

                       On the ____ day of November, 1996, before me personally came _______________ to me known, who, being by me duly sworn did depose and say that his/her office is located at Three Park Plaza, Irvine, California 92714; that he/she is an _______________ of Bankers Trust Company, the New York banking corporation described in and that executed the above instrument as Trustee; and that he/she signed his/her name thereto under authority granted by the Board of Directors of said New York banking corporation.

                       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]                                      ---------------------------
                                                             Notary Public

                                        1